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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                  FORM 10-K/A2

                          ----------------------------


                  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




  For the fiscal year ended July 31, 2002     Commission File Number 0-26230




                         WESTERN POWER & EQUIPMENT CORP.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                   91-1688446
                --------                                   ----------
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                  Identification Number)

  6407-B N.E. 117TH AVE, VANCOUVER, WA                             98662
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (360) 253-2346
                                                    --------------

Securities registered pursuant to Section 12(b) of the Act:

                                      None

Securities registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value
                          -----------------------------
                                (Title of Class)

            Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [_]

            Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulations S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to the Form 10-K. [X]

            As of November 22, 2002: (a) 4,003,162 shares of Common Stock, $.001 par value, of the registrant (the "Common Stock") were outstanding; (b) 2,180,578 shares of Common Stock were held by non-affiliates ; and (c) the aggregate market value of the Common Stock held by non-affiliates was $501,532.94 based on the closing sale price of $0.23 per share on November 22, 2002.

            Portions of the Registrant's Proxy Statement to be filed in connection with its Annual Meeting of Shareholders are incorporated by reference in Part III.

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                                     PART I

ITEM 1.     BUSINESS
            --------
GENERAL

            Western Power & Equipment Corp., a Delaware corporation (the "Company"), is engaged in the sale, rental, and servicing of light, medium-sized, and heavy construction, agricultural, and industrial equipment, parts, and related products which are manufactured by Case Corporation ("Case") and certain other manufacturers. The Company believes, based upon the number of locations owned and operated, that it is one of the largest independent dealers of Case construction equipment in the United States. Products sold, rented, and serviced by the Company include backhoes, excavators, crawler dozers, skid steer loaders, forklifts, compactors, log loaders, trenchers, street sweepers, sewer vacuums, and mobile highway signs.

            The Company operates out of facilities located in the states of Washington, Oregon, Nevada, California, and Alaska. The equipment distributed by the Company is furnished to contractors, governmental agencies, and other customers, primarily for use in the construction of residential and commercial buildings, roads, levees, dams, underground power projects, forestry projects, municipal construction, and other projects.

            The Company's strategy had focused on acquiring additional existing distributorships and rental operations, opening new locations as market conditions warrant, and increasing sales at its existing locations. In such connection, it had sought to operate additional Case or other equipment retail distributorships, and sell, lease, and service additional lines of construction equipment and related products not manufactured by Case. For the past three years, the Company has concentrated on consolidating or closing its stores to improve operating efficiency and profitability. See "Business Strategy."

HISTORY AND ACQUISITIONS

            The Company commenced business in November 1992 with the acquisition from Case of seven retail distribution facilities located in Oregon and Washington. The Company became a subsidiary of American United Global, Inc. ("AUGI"), simultaneous with such acquisition. AUGI holds 30.5 percent of the outstanding shares of the Company as of July 31, 2002.

            In September 1994 and February 1996, in two different transactions, the Company acquired from Case four retail construction equipment stores located in California and Nevada. In addition, in June 1996 and January 1997, the Company made two additional acquisitions of distributorships of predominantly non-competing lines of equipment, with locations in California, Oregon, Washington, and Alaska. From fiscal 1993 through fiscal 1997, the Company also opened nine new stores in the states served by the acquired stores, ending fiscal year 1997 with 23 stores.

            In fiscal 1998, the Company acquired four additional facilities through acquisition, located in California and Alaska. The pre-existing Alaska facility was discontinued as it was combined with the acquired Alaska facility. In addition, in fiscal 1998 the Company opened one new store in Washington. On December 11, 1997, the Company acquired substantially all of the operating assets used by Case in connection with its business of servicing and distributing Case agricultural equipment at a facility located in Yuba City, California.

            On April 30, 1998, the Company acquired substantially all of the operating assets of Yukon Equipment, Inc. (Yukon) in connection with Yukon's business of servicing and distributing construction, industrial, and agricultural equipment in Alaska. Yukon has facilities in Anchorage, Fairbanks, and Juneau, Alaska.

            In fiscal 1999, the Company closed three of its smaller facilities and began servicing the territories served by these small stores by larger facilities in the region.

            The Company consolidated four facilities in the first quarter of fiscal 2000 into larger stores in each region. One branch office in Washington was sold during the third quarter while two temporary locations were established in Southern

California. The closures are intended to increase efficiencies and reduce costs. The two branches in California were established in an effort to assist Case Corporation in a dealership transition for Southern California. The Company consolidated one branch in Washington during the first quarter of fiscal 2001 and sold the two branches in Southern California in the third quarter of fiscal 2001.

            During fiscal 2002, the Company closed/sold 3 branches. There were 15 branches as of the end of fiscal year 2002.

BUSINESS STRATEGY

            The Company's strategy is to streamline the Company's structure and close or consolidate stores and operations to increase efficiency and profitability. The Company is concentrating its efforts on making all of its ongoing operations profitable and in capitalizing on its existing operations' strengths to restore profitability. The Company has selectively pared down its product offerings to reduce inventory carrying costs and to improve turnover in the remaining product lines that it offers.

            The Company's business strategy includes efforts to expand sales at its existing locations. The Company will continue to seek to improve its product line and generate incremental sales increases by adding equipment and parts produced by manufacturers other than Case, where appropriate. The Company will also seek to increase sales of parts and service--both of which have considerably higher margins than equipment sales. This increase will be accomplished through targeted sales efforts to parts and service customers and the continued diversification of our parts product lines and the servicing of equipment produced by manufacturers other than Case, where appropriate. The Company plans to continue emphasis of its fleet of rental equipment. As the cost of purchasing equipment escalates, short and long-term rental will become increasingly attractive to the Company's customers.

            The Company's business strategy had previously focused on acquiring additional existing distributorships and rental operations, opening new locations, and increasing sales at its existing locations. The Company reduced its acquisition activity in fiscal years 1999 through 2002 due to market conditions. When market conditions improve and opportunities arise, the Company intends to make strategic acquisitions of other authorized Case construction equipment retail dealers located in established or growing markets, as well as dealers or distributors of construction, industrial, or agricultural equipment, and related parts, manufactured by companies other than Case. In addition to acquisitions, in the future the Company may open new retail outlets as opportunities and conditions permit. The strategy in opening additional retail outlets has been to test market areas by placing sales, parts, and service personnel in the target market. If the results are favorable, a retail outlet is opened with its own inventory of equipment. This approach reduces both the business risk and the cost of market development.

PRODUCTS

Case Construction Equipment.
----------------------------

            The construction equipment (the "Equipment") sold, rented, and serviced by the Company generally consists of: backhoes (used to dig large, wide and deep trenches); excavators (used to dig deeply for the construction of foundations, basements, and other projects); log loaders (used to cut, process and load logs); crawler dozers (bulldozers used for earth moving, leveling and shallower digging than excavators); wheel loaders (used for loading trucks and other carriers with excavated dirt, gravel and rock); roller compactors (used to compact roads and other surfaces); trenchers (a smaller machine that digs trenches for sewer lines, electrical power and other utility pipes and wires); forklifts (used to load and unload pallets of materials); and skid steer loaders (smaller version of a wheel loader, used to load and transport small quantities of material--e.g., dirt and rocks-- around a job site). Selling prices for these units range from $15,000 to $350,000 per piece of Equipment.

            Under the terms of standard Case dealer agreements, the Company is an authorized Case dealer for sales of Equipment and related parts and services at locations in Oregon, Washington, Nevada, northern California, and Alaska (the "Territory"). The dealer agreements have no defined term or duration, but are reviewed on an annual basis by both parties, and can be terminated without cause at any time either by the Company on 30 days' notice or by Case on 90 days' notice. Although the dealer agreements do not prevent Case from arbitrarily exercising its right of termination, based upon

Case's established history of dealer relationships and industry practice, the Company does not believe that Case would terminate its dealer agreements without good cause.

            The dealer agreements do not contain requirements for specific minimum purchases from Case. In consideration for the Company's agreement to act as dealer, Case supplies to the Company items of Equipment for sale and lease, parts, cooperative advertising benefits, marketing brochures related to Case products, access to Case product specialists for field support, the ability to use the Case name and logo in connection with the Company's sales of Case products, and access to Case floor plan financing for Equipment purchases. Such floor planning arrangement currently provides the Company with interest free credit terms on new equipment purchases ranging from one to six months, depending upon the type of equipment floored, after which interest commences to accrue monthly at an annual rate equal to 2% over the prime rate of interest. The invoice price of each item of Equipment is payable at the earlier of the time of its sale by the Company or six months after the date of shipment to the Company by Case.

Other Products.
---------------

            Although the principal products sold, rented, and serviced by the Company are manufactured by Case, the Company also sells, rents, and services equipment and sells related parts (e.g., tires, trailers, and compaction equipment) manufactured by others. Approximately 51% and 50% of the Company's net sales for fiscal year 2002 and fiscal 2001, respectively, resulted from sales, rental, and servicing of products manufactured by companies other than Case. Manufacturers other than Case represented by the Company offer various levels of supplies and marketing support along with purchase terms which vary from cash upon delivery to interest-free, 12-month flooring.

            The Company's distribution business is divided into three general categories of activity: (i) Equipment sales, (ii) Equipment rentals, and (iii) Product Support.

Equipment Sales.
----------------

            At each of its distribution outlets, the Company maintains a fleet of various new and used Equipment for sale. The Equipment purchased for each outlet is selected by the Company's marketing staff based upon the types of customers in the geographical areas surrounding each outlet, historical purchases as well as anticipated trends. Subject to applicable limitations in the Company's manufacturers' dealer contracts, each distribution outlet has access to the Company's full inventory of Equipment.

            The Company provides only the standard manufacturer's limited warranty for new Equipment, generally a one-year parts and service repair warranty. Customers can purchase extended warranty contracts.

            The Company sells used Equipment that has been reconditioned in its own service shops. It generally obtains such used Equipment as "trade-ins" from customers who purchase new items of Equipment and from Equipment previously rented and not purchased. Unlike new Equipment, the Company's used Equipment is generally sold "as is" and without a warranty.

Equipment Rental.
-----------------

            The Company maintains a separate fleet of Equipment that it holds solely for rental. Such Equipment is generally held in the rental fleet for 12 to 36 months and then sold as used Equipment with appropriate discounts reflecting prior rental usage. As rental Equipment is taken out of the rental fleet, the Company adds new Equipment to its rental fleet as needed. The rental charges vary, with different rates for different types of Equipment rented. In October 1998, the Company opened its first rental-only store, located in the Seattle, Washington area, under the name Western Power Rents. This store was consolidated with the Company's Auburn, Washington store in August 2000. Rentals have decreased to 6% of revenue in fiscal year 2002 from 15% of revenue in fiscal year 2001. See Sales and Marketing below.

Product Support.
----------------

            The Company operates a service center and yard at each retail distribution outlet for the repair and storage of Equipment. Both warranty and non-warranty service work is performed, with the cost of warranty work being reimbursed by the manufacturer following the receipt of invoices from the Company. The Company employs approximately 80 manufacturer-trained service technicians who perform Equipment repair, preparation for sale, and other servicing activities. Equipment servicing is one of the higher profit margin businesses operated by the Company. The Company has expanded this business by hiring additional personnel and developing extended warranty contracts to be purchased by customers for Equipment sold and serviced by the Company, and independently marketing such contracts to its customers. The Company services items and types of Equipment that include those that are neither sold by the Company nor manufactured by Case.

            The Company purchases parts for use in its Equipment service business, as well as for sale to other customers who are independent servicers of Case Equipment. Generally, parts purchases are made on standard net 30-day terms. The Company employs one or more persons who take orders from customers for parts purchases at each retail distribution outlet. The Company provides only the standard manufacturer's warranty on the parts that it sells, which is generally a 90-day replacement guaranty.

SALES AND MARKETING

            The Company's customers are typically residential and commercial building general contractors, road and bridge contractors, sewer and septic contractors, underground utility contractors, persons engaged in the forestry industry, equipment rental companies and state and municipal authorities. The Company estimates that it has approximately 19,000 customers, with most being small business owners, none of which accounted for more than 3% of its total sales in the fiscal year ended July 31, 2002.

For fiscal years 2002, 2001, and 2000, the revenue breakdown by source for the business operated by the Company were approximately as follows:

                                         FY 2002    FY 2001    FY 2000
                                         -------------------------------
              Equipment Sales              68%        60%        59%
              Equipment Rental              6%        15%        17%
              Product Support              26%        25%        24%
                                         -------------------------------
                                          100%       100%       100%
                                         ===============================

            The Company advertises its products in trade publications and appears at trade shows throughout its Territory. It also encourages its salespersons to visit customer sites and offer Equipment demonstrations when requested.

            The Company's sales and marketing activities do not result in any significant backlog of orders. Although the Company accepts orders from customers for future delivery following manufacture by Case or other manufacturers, during fiscal 2002 a majority of its sales revenues resulted from products sold directly out of inventory, or the providing of services upon customer request.

            The Company employed approximately 42 equipment salespersons on July 31, 2002. All of the Company's sales personnel are employees of the Company, and all are under the general supervision of C. Dean McLain, the President of the Company. Each Equipment salesperson is assigned a separate exclusive territory, the size of which varies based upon the number of potential customers and anticipated volume of sales, as well as the geographical characteristics of each area.

            On July 31, 2002, the Company employed 3 product support salespersons who sell the Company's parts and repair services to customers in assigned territories. The Company has no independent distributors or non-employee sales representatives.

SUPPLIERS

            The Company purchases its equipment and parts inventory from Case and other manufacturers. No supplier other than Case accounted for more than 10% of such inventory purchases during fiscal 2002. While maintaining its commitment to Case to primarily purchase Case Equipment and parts as an authorized Case dealer, the Company plans to expand the number of products and increase the aggregate dollar value of those products which the Company purchases from manufacturers other than Case in the future.

COMPETITION

            The Company competes with distributors of construction, agricultural, and industrial equipment and parts manufactured by companies other than Case on the basis of price, the product support (including technical service) that it provides to its customers, brand name recognition for its products, the accessibility and number of its distribution outlets, and the overall quality of the products that it sells. The Company's management believes that it is able to effectively compete with distributors of products produced and distributed by such other manufacturers primarily on the basis of overall product quality and the superior product support and other customer services provided by the Company.

            Case's two major competitors in the manufacture of full lines of construction equipment of comparable sizes and quality are Caterpillar Corporation and Deere & Company. In addition, other manufacturers produce specific types of equipment which compete with Case Equipment and other equipment distributed by the Company. These competitors and their product specialties include, but are not limited to, JCB Corporation--backhoes, Kobelco Corporation -- excavators, Dresser Industries -- light and medium duty dozers, Komatsu Corporation -- wheel loaders and crawler dozers, and Bobcat, Inc. -- skid steer loaders.

            The Company is currently the only Case dealer for construction equipment in Alaska, northern Nevada, and in the northern California area (other than Case-owned distribution outlets), and is one of several Case dealers in Oregon and Washington. However, Case has the right to establish other dealerships in the future in the same territories in which the Company operates. In order to maintain and improve its competitive position, revenues and profit margins, the Company plans to increase its sales of products produced by companies other than Case.

ENVIRONMENTAL STANDARDS AND GOVERNMENT REGULATION

            The Company's operations are subject to numerous rules and regulations at the federal, state, and local levels which are designed to protect the environment and to regulate the discharge of materials into the environment. Based upon current laws and regulations, the Company believes that its policies, practices, and procedures are properly designed to prevent unreasonable risk of environmental damage and the resulting financial liability to the Company. No assurance can be given that future changes in such laws, regulations, or interpretations thereof, changes in the nature of the Company's operations, or the effects of former occupants' past activities at the various sites at which the Company operates, will not have an adverse impact on the Company's operations.

            The Company is subject to federal environmental standards because in connection with its operations it handles and disposes of hazardous materials, and discharges sewer water in its equipment rental and servicing operations. The Company's internal staff is trained to keep appropriate records with respect to its handling of hazardous waste, to establish appropriate on-site storage locations for hazardous waste, and to select regulated carriers to transport and dispose of hazardous waste. Local rules and regulations also exist to govern the discharge of waste water into sewer systems.

EMPLOYEES

            At July 31, 2002, the Company employed 242 full-time employees. Of that number, 15 are in corporate administration, 21 are involved in administration at the branch locations, 63 are employed in equipment sales and rental, and 143 are employed in product support. At July 31, 2002, approximately 14 of the Company's service technicians and parts employees at the Sacramento, California operation were being represented by Operating Engineers Local Union No. 3 of the International Union of Operating Engineers, AFL-CIO under the terms of a five-year contract expiring August 31, 2005. The Company believes that its relations with its employees are generally satisfactory.

INSURANCE

            The Company currently has general, product liability, and umbrella insurance policies covering the Company with limits, terms, and conditions which the Company believes to be consistent with reasonable business practice, although there is no assurance that such coverage will prove to be adequate in the future. An uninsured or partially insured claim, or a claim for which indemnification is not available, could have a material adverse effect upon the Company's business, results of operations, and financial condition.

FORWARD-LOOKING STATEMENTS

            Information included above relating to projected growth and future results and events constitutes forward-looking statements. Actual results in future periods may differ materially from the forward-looking statements due to a number of risks and uncertainties, including but not limited to fluctuations in the construction, agricultural, and industrial sectors; the success of the Company's entry into new markets; the success of the Company's expansion of its equipment rental business; rental industry conditions and competitors; competitive pricing; the Company's relationship with its suppliers; relations with the Company's employees; the Company's ability to manage its operating costs; the continued availability of financing; governmental regulations and environmental matters; risks associated with regional, national, and world economies. Any forward-looking statements should be considered in light of these factors.

ITEM 2.      PROPERTIES

            The following table sets forth information as to each of the properties which the Company owns or leases (all of which are retail sales, rental, service, storage, and repair facilities except as otherwise noted) at July 31, 2002.

                                                         Expiration      Annual             Size/Square                   Purchase
Location and Use                Lessor                   Date            Rental             Feet                           Options
----------------                ------                   ----            ------             ----                           -------
1745 N.E. Columbia Blvd.        Carlton O. Fisher, CNJ   12/31/2010      $84,0001 plus      Approx. 4 acres;                  No
Portland, Oregon 97211          Enterprises                              CPI adjustments    building 17,622 sq. ft.

1665 Silverton Road, N.E.       LaNoel Elston            07/10/2004      $36,0001           Approx. 1 acre; building          No
Salem, Oregon 97303             Myers Living Trust                                                       14,860 sq. ft.

West 7916 Sunset Hwy.           U.S. Bank                09/30/2003      $69,6001           Approx. 5 acres;                  No
Spokane, Washington 99204                                                                   building 19,200 sq. ft.

12406 Mukilteo Speedway         Phil & Jana Pickering    10/31/2008      $120,9601          Approx. 2.1 acres;                No
Mukilteo, Washington 98275                                                                  building 13,600 sq. ft.

6407-B  NE 117th Ave            McLain-Rubin Realty      03/31/2006      $98,400            Building 8,627 sq. ft.            No
Vancouver, Washington 98662     Company, LLC 3
(Executive Offices)
2702 W. Valley Hwy No.          Avalon Island LLC        11/30/2015      $228,0001          Approx. 8 acres;                  No
Auburn, Washington 98001                                                                    building 33,000 sq. ft.

500 Prospect Lane               Owned                    N/A             N/A                Approx. 1.5 acres;                N/A
Moxee, Washington 98936                                                                     building 4,320 sq. ft.
(Subleased to 3rd Party)


1455 Glendale Ave.              McLain-Rubin Realty      01/31/2007      $276,0002          Approx. 5 acres;                  No
Sparks, Nevada 89431            Company, LLC 3                                              building 22,475 sq. ft.

25886 Clawiter Road             Fred Kewel II, Agency    11/30/2004      $108,9031          Approx. 2.8 acres;                No
Hayward, California 94545                                                                   building 21,580 sq. ft.


3540 D Regional Parkway         Soiland                  02/28/05        $50,2501 plus      Approx. 1.25 acres;               No
Santa Rosa, California  95403                                            annual CPI         building 5,140 sq. ft.
                                                                         adjustments

1751 Bell Avenue                McLain-Rubin Realty      09/30/2007      $228,0002          Approx. 8 acres;                  No
Sacramento, California 95838    Company, LLC 3                                              building 35,940 sq. ft.


8271 Commonwealth Avenue        M.E. Robinson &          N/A             $90,960                       N/A                    No
Buena Park, CA 90621-2537       Lois Robinson


2535 Ellis Street               Hart Enterprises         Month to        $8,400             Approx. 2 acres;                  Yes
Redding, California 96001                                Month                              building 6,200 sq. ft.


                                                         Expiration      Annual             Size/Square                   Purchase
Location and Use                Lessor                   Date            Rental             Feet                           Options
----------------                ------                   ----            ------             ----                           -------
1041 S Pershing Ave             Stockton Further         03/14/2006      $48,845            Approx. .5 acres;                 Yes
Stockton, CA   95206            Processing                                                  building 1,794 sq. ft.

723 15th Street                 Mark Flerchinger         11/02/2002      $20,400            Approx. 1.2 acres;                Yes
Clarkston, Washington 99403                                                                 building 3,750 sq. ft.


2020 E. Third Avenue            Owned                    N/A             N/A                Approx. 4 acres;                  N/A
Anchorage, Alaska 99501                                                                     building 15,650 sq. ft.


3511 International Street       Airport Rentals          11/30/2009      $74,400            Approx. 1.5 acres;                No
Fairbanks, Alaska 99701                                                                     building 8,500 sq. ft.

1 Net lease with payment of insurance, property taxes, and maintenance costs paid by the Company.
2 Net lease with payment of insurance, property taxes and maintenance costs, including structural repairs, paid by the Company.
3    Related party lease.

--------------------------------------------------------------------------------

            The Company's operating facilities at July 31, 2002 were separated into eight "hub" outlets and seven "sub-stores". In addition, the Company maintains its headquarter operations in Vancouver, Washington. The hub stores are the main distribution centers located in Auburn and Spokane, Washington; Portland, Oregon; Sparks, Nevada; Hayward, Buena Park, and Sacramento, California; and Anchorage, Alaska; and the sub-stores are the smaller facilities located in Mukilteo and Clarkston, Washington; Salem, Oregon; Santa Rosa, Stockton, and Redding, California; and Fairbanks, Alaska.

            The stores in Springfield, OR, Pasco, WA, and Yuba City, CA were closed during fiscal year 2002 and the operations were combined with the operations in Salem, OR, Auburn, WA and Sacramento, CA respectively.

            All of the leased and owned facilities used by the Company are believed to be adequate in all material respects for the needs of the Company's current and anticipated business operations.

ITEM 3.     LEGAL PROCEEDINGS
            -----------------

            The Company is involved in various legal proceedings which are incidental to the industry and for which certain matters are covered in whole or in part by insurance or, otherwise, the Company has recorded accruals for estimated settlements. Management believes that any liability which may result from these proceedings will not have a material adverse effect on the Company's business, results of operations, and financial condition.


ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
            ---------------------------------------------------

            On May 30, 2002, the Company held its 2002 Annual meeting of Stockholders (the "Annual Meeting"). The directors holding office prior to the date of the Annual Meeting, Messrs. C. Dean McLain, Robert

M. Rubin, Seymour Kessler, Allen Perres, and Irwin Pearl were nominated for election at the Annual Meeting, and all of such persons were reelected at the Annual Meeting for another one-year term as director. The votes recorded for election of each nominee for director were the following:


            Name                         For           Against     Abstention
                                         ---           -------     ----------
            C. Dean McLain            2,855,987         6,762        94,038
            Robert M. Rubin           2,855,090         7,659        94,038
            Seymour Kessler           2,855,987         6,762        94,038
            Allen Perres              2,855,805         6,944        94,038
            Irwin Pearl               2,855,987         6,762        94,038

            Votes were also cast, and proposals approved, at the Annual Meeting for: i) issuance of 600,000 shares of the Company's Common Stock to the Rubin Family Irrevocable Trust, and ii) ratification of the appointment of Moss Adams LLP as the Company's independent auditors for the 2002 fiscal year.


ITEM 4A.    EXECUTIVE OFFICERS OF THE REGISTRANT (1)
            ----------------------------------------

                                                     Position Held With the
           Name               Officer Since   Age    Registrant
           ----------------   -------------   ---    ---------------------------
           C. Dean McLain          1993        49    Chairman, President, and
                                                     Chief Executive Officer (2)

           Mark J. Wright          1997        46    Vice President of Finance,
                                                     Chief Financial Officer,
                                                     Treasurer, and Secretary

            (1) The officers serve for a term of one year and until their successors are elected.

            (2) Elected Chairman in 1998, Chief Executive Officer and President
                in 1993.

                                     PART II

ITEM 5.   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          ---------------------------------------------------------------------

     The Company's stock is traded on the OTC Bulletin Board under the symbol WPEC. The high and low closing prices for the Company's common stock for the years ended July 31, 2002 and July 31, 2001 were as follows:

                                                                 High     Low
     Fiscal 2002                                                 ----     ---
     -----------
     1st Quarter - August 1, 2001 through October 31, 2001     $  0.56   $ 0.17

     2nd Quarter - November 1, 2001 through January 31, 2002   $  0.31   $ 0.10

     3rd Quarter - February 1, 2002 through April 30, 2002     $  0.35   $ 0.16

     4th Quarter - May 1, 2002 through July 31, 2002           $  0.32   $ 0.22

     Fiscal 2001
     -----------
     1st Quarter - August 1, 2000 through October 31, 2000     $ 6.440   $ 2.000

     2nd Quarter - November 1, 2000 through January 31, 2001   $ 4.594   $ 0.281

     3rd Quarter - February 1, 2001 through April 30, 2001     $ 2.063   $ 0.550

     4th Quarter - May 1, 2001 through July 31, 2001           $ 1.500   $ 0.370


     The number of shareholders of record of the Company's Common Stock on October 1, 2002 was 512 and the number of beneficial holders of the Company's Common Stock is estimated by management to be approximately 1,200 holders.

     The Company has never paid cash dividends on its Common Stock and it does not anticipate that it will pay cash dividends or alter its dividend policy in the foreseeable future. The payment of dividends by the Company on its Common Stock will depend on its earnings and financial condition, and such other factors as the Board of Directors of the Company may consider relevant. The Company currently intends to retain its earnings to assist in financing the development of its business.

ITEM 6.   SELECTED FINANCIAL DATA
          -----------------------

     The following selected financial data have been derived from the audited financial statements of the Company. See notes to Consolidated Financial Statements in Part IV, Item 14(a)(1) for information concerning the effect of acquisitions completed by the Company during the periods reflected.

(Amounts in thousands, except per share data)

                                                             Fiscal Year Ended July 31,
                                              2002         2001         2000         1999         1998
---------------------------------------------------------------------------------------------------------
Net sales                                  $ 107,988    $ 139,902    $ 155,637    $ 163,650    $ 163,478
Gross profit                               $   7,763    $   9,820    $  11,538    $  14,594    $  19,176
     (% of sales)                                7.2          7.0          7.4          8.9         11.7
Selling, general and administrative        $  10,199    $  12,840    $  13,534    $  12,586    $  12,092
     (% of sales)                                9.4          9.2          8.7          7.7          7.4
(Loss) income before income taxes             (9,971)   $  (7,537)   $  (6,419)   $  (2,916)   $   3,193
     (% of sales)                               (9.2)        (5.4)        (4.1)        (1.8)         2.0
Tax rate (%)                                     0.8          0.2           12          (38)          42
Net (loss) income                          $ (10,019)   $  (7,842)   $  (7,198)   $  (1,815)   $   1,839

Net (loss) income per common share         $   (2.50)   $   (2.30)   $   (2.18)   $   (0.55)   $    0.53
Shares used in basic earnings
     per share calculations                    4,003        3,403        3,306        3,303        3,473

Net (loss) income per
    diluted common share                   $   (2.50)   $   (2.30)   $   (2.18)   $   (0.55)   $    0.49
Shares used in diluted earnings
     per share calculations                    4,003        3,403        3,306        3,303        3,772


Working capital deficit                    $ (24,390)   $ (20,102)   $ (15,910)   $ (16,117)   $  (6,339)
Long-term debt (including capital leases
   and deferred lease income)              $     928    $   3,469    $  10,796    $  11,124    $   7,457
Stockholders' (deficit) equity             $  (3,136)   $   6,751    $  14,381    $  21,322    $  23,138
Total assets                               $  59,576    $  93,092    $ 122,710    $ 136,594    $ 138,766

ITEM 7.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
          ---------------------------------------------------------------
          RESULTS OF OPERATIONS
          ---------------------

     The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this annual report. Certain matters discussed herein contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, projected sales levels, expense reductions, reduced interest expense, and increased inventory turnover, one or more of which may not be realized.

GENERAL

     The Company acquired its first seven retail distribution stores in November 1992. The Company expanded to 18 stores in four states by the end of fiscal 1996, to 23 stores in five states by the end of fiscal 1997, and to 27 stores in five states by the end of fiscal 1998. In fiscal 1999, the Company closed 3 stores. At the end of fiscal 2002, the Company had 15 stores in operation.

     For the last three years, the Company has concentrated on consolidating or closing stores to improve operating efficiency and profitability. Store activity for the last three years is summarized as follows:

-------------------------------------------------------------------------------------------------------
    Fiscal         No. of Stores at   No. of Stores   No. of Stores   No. of Stores   No. of Stores at
     Year         Beginning of Year       Opened       Closed/Sold       Acquired       End of Year
---------------- ------------------- --------------- --------------- --------------- ------------------
     2000                 24                2               5               0                21
---------------- ------------------- --------------- --------------- --------------- ------------------
     2001                 21                0               3               0                18
---------------- ------------------- --------------- --------------- --------------- ------------------
     2002                 18                0               3               0                15
-------------------------------------------------------------------------------------------------------

     The Company is evaluating additional store closures or sales. In addition, in the future the Company may open and acquire additional distribution outlets for Case products, as well as for products which may be manufactured by other companies as circumstances permit. The Company's results can be impacted by the timing of, and costs incurred in connection with, new store openings and acquisitions as well as the costs of closing existing stores.

RESULTS OF OPERATIONS

FISCAL YEAR 2002, AS COMPARED WITH FISCAL YEAR 2001

     The Company reported net revenue for fiscal 2002 of $107,988,000 compared with net revenue of $139,902,000 for fiscal 2001. Stores opened longer than 12 months showed an overall revenue decrease of 7.7 percent from prior year revenue reflecting a general softening in economic conditions in the northwest (resulting in lower sales volume) along with increased competitive pressures (which negatively affected average sales prices of equipment the Company sold). The Company consolidated three of its facilities during fiscal 2002 into larger facilities in the region in order to reduce costs and leverage existing, larger facilities in the region to cover the territories previously served by the closed facilities.

     The Company had a net loss for fiscal 2002 of $10,019,000 or $2.50 per share compared with a net loss of $7,842,000 or $2.30 per share in fiscal 2001. Included in the net loss for fiscal year 2002 are fourth quarter non-cash charges of $3,796,000 for inventory allowances in light of decreasing market prices for aged equipment, a $2,525,000 write-off of all goodwill, a $1,983,000 write-off of disputed receivables from vendors, and a $953,000 write-off of fixed assets. In addition, the Company increased the valuation allowance related to the deferred tax asset by $4,637,000 due to the uncertainty in the Company's ability to utilize its net operating loss carryforwards.

     Gross margin was 7.2 percent during fiscal 2002 which is higher than the
7.0 percent gross margin during fiscal 2001. Margins increased in fiscal 2002 due mainly to management placing a high priority on improving overall gross margins. Management continues to place a high priority on improving overall gross margins by working to increase higher margin service, parts, and rental revenues, focusing more sales efforts on specialty and niche product lines, and by obtaining higher prices for new and used equipment.

     Selling, general, and administrative expenses were $ 10,199,000 or 9.4 percent of revenues for fiscal 2002 compared to $12,840,000 or 9.2 percent of sales for fiscal 2001. The increase in selling, general, and administrative expenses as a percent of revenues resulted in part from the decrease in revenue volume and due to the costs of store closures during the year.

     Interest expense for fiscal 2002 was $4,114,000, down from $5,982,000 in fiscal 2001 due to a combination of a decrease in interest rates and lower inventory levels. The Company has a $50 million inventory flooring and operating line of credit facility through Deutsche Financial Services ("DFS"). The agreement was amended in the first quarter of fiscal 2001 with terms maturing December 31, 2001 and with a floating rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. Management has used this facility to allow the Company to take advantage of more purchase discounts and to lower overall interest expense and to provide operating capital liquidity. As of June 21, 2002, the Company entered into a Forbearance Agreement with DFS, under the terms of which DFS raised the interest rate to prime plus 4% while the Company is in default and required the Company to pay $45,000 fee to DFS for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company is required to meet certain financial covenants and meet certain debt reduction schedules. See Liquidity and Capital Resources below for a description of the status of the DFS facility.

FISCAL YEAR 2001, AS COMPARED WITH FISCAL YEAR 2000

     The Company reported net revenue for fiscal 2001 of $139,902,000 compared with net revenue of $155,637,000 for fiscal 2000. Stores opened longer than 12 months showed an overall revenue decrease of 7.4 percent from prior year revenue reflecting a general softening in economic conditions in the northwest along with increased competitive pressures. The Company consolidated three of its facilities during fiscal 2000 into larger facilities in the region in order to reduce costs and leverage existing, larger facilities in the region to cover the territories previously served by the closed facilities.

     The Company had a net loss for fiscal 2001 of $7,842,000 or $2.30 per share compared with a net loss of $7,198,000 or $2.18 per share in fiscal 2000. In the fourth quarter of fiscal 2001, the Company recognized an inventory charge of approximately $4,106,000 to provide allowances in recognition of decreasing market prices for aged equipment inventory in the fourth quarter. In fiscal 2000, the Company recognized a fourth quarter inventory charge of approximately $2,547,000 to provide allowances to recognize decreasing market prices on aged equipment inventory in the last half of fiscal 2000. In addition, the Company recorded a valuation allowance of $2,956,000 related to its deferred tax asset.

     Gross margin was 7.0 percent during fiscal 2001 which is lower than the 7.4 percent gross margin during fiscal 2000. Margins decreased in fiscal 2001 due primarily to continued competitive pressures and the fourth quarter equipment reserve as discussed above. Management continues to place a high priority on improving overall gross margins by working to increase higher margin service, parts, and rental revenues, focusing more sales efforts on specialty and niche product lines, and by obtaining higher prices for new equipment.

     Selling, general, and administrative expenses were $12,840,000 or 9.2 percent of revenues for fiscal 2001 compared to $13,534,000 or 8.7 percent of sales for fiscal 2000. The increase in selling, general, and administrative expenses as a percent of revenues resulted in part from lower than expected revenue levels and the costs of closing stores during the year.

     Interest expense for fiscal 2001 was $5,982,000, down from $6,069,000 in fiscal 2000 due in part to a decrease in interest rates and lower inventory levels. The Company has a $50 million inventory flooring and operating line of credit facility through DFS. The facility is a floating rate facility at rates as low as 50 basis points under the prime rate. Prime interest rates have increased from those in fiscal 1999. Management has used this facility to allow the Company to take advantage of more purchase discounts and to lower overall interest expense.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary needs for liquidity and capital resources are related to its inventory for sale and its rental and lease fleets, store openings, and acquisitions of additional stores. The Company's primary source of internal liquidity has been from its operations. As more fully described below, the Company's primary sources of external liquidity are equipment inventory floor plan financing arrangements provided to the Company by the manufacturers of the products the Company sells.

     Under inventory floor planning arrangements the manufacturers of products sold by the Company provide interest free credit terms on new equipment purchases for periods ranging from one to twelve months, after which interest commences to accrue monthly at rates ranging from zero percent to two percent over the prime rate of interest. Principal payments are typically made under these agreements at scheduled intervals and/or as the equipment is rented, with the balance due at the earlier of a specified date or upon sale of the equipment. At July 31, 2002, the Company was indebted under manufacturer provided floor planning arrangements in the aggregate amount of $10,974,000.

     The Company has a $50 million inventory flooring and operating line of credit through DFS. Amounts are advanced against the Company's assets, including accounts receivable, parts, new equipment, rental fleet, and used equipment. The agreement was amended as of October 31, 2000 with terms maturing December 31, 2001 and with a floating rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. This amendment waived all prior defaults under the agreement and established revised financial covenants to be measured at the Company's second and fourth quarters. In addition, the amendment included several, periodic mandatory reductions in the credit limit. The Company expects to use this borrowing facility to lower flooring related interest expense by using advances under such line to finance inventory purchases in lieu of financing provided by suppliers, to take advantage of cash purchase discounts from its suppliers, to provide operating capital for further growth, and to refinance some its acquisition related debt at a lower interest rate. Borrowings are collateralized by the Company's assets, including accounts receivable, parts inventory, new and used equipment inventory and rental fleet equipment. As of July 31, 2002, approximately $41,322,000 was outstanding under the DFS credit facility.

     The DFS agreement was amended in the first quarter of fiscal 2001 with terms maturing December 31, 2001 and with a floating rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. As of June 21, 2002, the Company entered into a Forbearance Agreement with DFS under the terms of which DFS raised the interest rate to prime plus 4% while the Company is in default and required the Company to pay a $45,000 fee to DFS for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company is required to meet certain financial covenants and meet certain debt reduction schedules. At July 31, 2002, the Company was in technical default of the DFS Loan Agreement. The Company has requested, but has not obtained a waiver letter for the period July 31, 2002 or thereafter. Although DFS has not called the debt due to such defaults, there is no guarantee that DFS will not call this debt at any time after July 31, 2002.

     During the year ended July 31, 2002, cash and cash equivalents decreased by $765,000. The Company had positive cash flow from operating activities during the year of $ 14,079,000. The Company's cash flow from operating activities consisted primarily of an inventory reduction of $17,952,000, accounts receivable reduction of $3,991,000, and depreciation of $7,950,000 offset by a decrease in accounts payable of $3,990,000. Purchases of fixed assets during the period were related mainly to the ongoing replacement of aged operating assets. The Company paid down its short-term financing by $12,075,000 during the year.

     The Company's cash and cash equivalents was approximately $5,000 as of July 31, 2002. The Company cannot fund current levels of operations without the continued availability of borrowing from its current lender DFS. Although the Company and DFS are in negotiations to extend or renew the credit facility beyond its expiration on December 31, 2001, there can be no assurance that the Company will be able to successfully negotiate an acceptable extension or renewal of the expired DFS credit facility or that DFS will continue to make borrowing available to the Company.

RISK FACTORS

INVENTORY

     Controlling inventory is a key ingredient to the success of an equipment distributor because the equipment industry is characterized by long order cycles, high ticket prices, and the related exposure to "flooring" interest. The Company's interest expense may increase if inventory is too high or interest rates rise. The Company manages its inventory through company-wide information and inventory sharing systems wherein all locations have access to the Company's entire inventory. In addition, the Company closely monitors inventory turnover by product categories and places equipment orders based upon targeted turn ratios.

INFLATION

     All of the products and services provided by the Company are either capital equipment or included in capital equipment, which are used in the construction, agricultural, and industrial sectors. Accordingly, the Company's sales are affected by inflation or increased interest rates which tend to hold down new construction, and consequently adversely affect demand for the construction and industrial equipment sold and rented by the Company. In addition, although agricultural equipment sales are less than 2% of the Company's total revenues, factors adversely affecting the farming and commodity markets also can adversely affect the Company's agricultural equipment related business.

ECONOMIC CONDITIONS

     The Company's business can also be affected by general economic conditions in its geographic markets as well as general national and global economic conditions that affect the construction, agricultural, and industrial sectors. An erosion in North American and/or other countries' economies could adversely affect the Company's business. Market specific factors could also adversely affect one or more of the Company's target markets and/or products.

SEASONALITY; FLUCTUATIONS IN RESULTS

     Historically, sales of our products have varied substantially from quarter to quarter due to the seasonality of the construction business. We attempt to accurately forecast orders for our products and commence purchasing prior to the receipt of such orders. However, it is highly unlikely that we will consistently accurately forecast the timing and rate of orders. This aspect of our business makes our planning inexact and, in turn, affects our shipments, costs, inventories, operating results and cash flow for any given quarter. In addition, our quarterly operating results are affected by competitive pricing, announcements regarding new product developments and cyclical conditions in the industry. Accordingly, we may experience wide quarterly fluctuations in our operating performance and profitability, which may adversely affect our stock price even if our year-to-year performance is more stable, which it also may not be. In addition, many of our products require significant manufacturing lead-time, making it difficult to order products on short notice. If we are unable to satisfy unexpected customer orders, our business and customer relationships could suffer and result in the loss of future business.

INVENTORY LEAD-TIMES; POTENTIAL WRITE-DOWNS

     To be competitive in certain of its markets, particularly markets for products with long lead time, the Company will be required to build up inventories of certain products in anticipation of future orders. There can be no assurance that the Company will not experience problems of obsolete, excess, or slow-moving inventory if it is not able to properly balance inventories against the prospect of future orders, and the Company's operations may, therefore, be adversely affected by inventory write-downs from time to time. In periods of general economic slowdown or slowdowns in the construction sector we could be especially affected by such problems.

WRITE-DOWNS OF GOODWILL AND INTANGIBLES

     Goodwill and other intangible assets are reviewed for impairment whenever an event or change in circumstances indicates that the carrying amount may not be recoverable. If the carrying value of the Company's intangible assets exceeds the expected undiscounted future cash flows, a loss is recognized to the extent the carrying amount of assets exceeds their fair values. Based on this review, a $2,525,000 write-down for impairment loss on goodwill has been recorded during the fourth quarter of the year ended July 31, 2002.

COMPETITION

     Many of the Company's existing and potential competitors have substantially greater marketing, financial, and service resources than the Company has. In addition, some of the Company's competitors have broader product offerings, placing the Company at a disadvantage to some of its competitors. In addition, the Company believes that some of its competitors have obtained and maintained business that loses money - "loss leading" - in order to maintain a competitive advantage with regard to specific customers or products. If the Company's competitors were to use such tactics in the future, the Company would be unable to maintain its market position without incurring a negative impact on its profitability.

CYCLICALITY OF INDUSTRY

     The construction equipment industry is always very competitive. Advances in technology may reduce the cost for current or potential competitors to gain market share, particularly for lower priced products. We cannot guarantee that sales of our products will continue at current volumes or prices in any event, but especially if our current competitors or new market entrants introduce new products with better features, better performance, or lower prices or having other characteristics that are more attractive than our own. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations.

DEPENDENCE UPON THIRD-PARTY MANUFACTURERS

     All of our products are supplied by third parties. From time to time, we experience delays and disruptions in our supply chain. To date, these delays and disruptions have not materially adversely affected our business, but they could do so in the future. Wherever possible, we try to assure ourselves of adequate inventory supply, but we do not always succeed. To the extent that we experience significant supply or quality control problems with our vendors, these problems can have a significant adverse effect on our ability to meet future delivery commitments to our customers.

     Currently, Case Corporation provides approximately 51% of our products. Case dealer contracts are non-exclusive and terminable by either party upon minimum notice. There can be no assurances that Case will continue to supply the Company with products or continue its relationship with the Company. If we are unable to obtain Case products or to continue our relationship with Case, we will likely experience reductions in product and service sales and increased expenses. Our operations will be negatively affected if we experience inadequate supplies of any key products.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The Company's significant accounting policies are described in Note 1 to the financial statements included in Item 14 of the Annual Report on Form 10-K.

The estimates for inventory obsolescence reserves are developed to provide for allowances in recognition of decreasing market prices for aged equipment inventory using inventory aging reports for new and used equipment, combined with available market prices for comparable equipment, historical and forecasted sales information. As trends in these variables change, the percentages applied to the inventory aging categories are updated.

The estimates for impairments of goodwill are derived in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." The Company continually reviews goodwill to evaluate whether events or changes have occurred that would suggest an impairment of carrying value based on an estimate of future cash flows from related operations.

Also in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" estimates related to the impairment in the value of the long-lived assets are reviewed at each balance sheet date. The amount of any such impairment is determined by comparing anticipated undiscounted future cash flows from operating activities with the associated carrying value. The factors considered by management in performing this assessment include operating results, trends and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

The $646,000 estimate of allowance for doubtful accounts is comprised of two parts, a specific account analysis and a general reserve. Accounts where specific information indicates a potential loss may exist are reviewed and a specific reserve against amounts due is recorded. As additional information becomes available such specific account reserves are updated. Additionally, a general reserve is applied to the aging categories based on historical collection and write-off experience. As trends in historical collection and write-offs change, the percentages applied against the accounts receivable aging categories are updated.

RECENT ACCOUNTING PRONOUNCEMENTS

     On June 29, 2001, the Financial Accounting Standards Board (FASB or the "Board") unanimously voted in favor of issuing two Statements: Statement No. 141 (FAS141), Business Combinations, and Statement No. 142 (FAS 142), Goodwill and Other Intangible Assets. FAS 141 primarily addresses the accounting for the cost of an acquired business (i.e., the purchase price allocation), including any subsequent adjustments to its cost. FAS 141 supercedes APB 16, Business Combinations. The most significant changes made by FAS 141 are:

     - It requires use of the purchase method of accounting for all business combinations, thereby eliminating use of the pooling-of-interests method.
     - It provides new criteria for determining whether intangible assets acquired in a business combination should be recognized separately from goodwill.

     FAS 141 is effective for all business combinations (as defined in the Statement) initiated after June 30, 2001 and for all business combinations accounted for by the purchase method that are completed after June 30, 2001 (that is, the date of acquisition is July 1, 2001, or later).

     FAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting). FAS 142 supercedes APB 17, Intangible Assets. The most significant changes made by FAS 142 are:

     - Goodwill and indefinite lived intangible assets will no longer be amortized and will be tested for impairment at least annually.
     - Goodwill will be tested at least annually at the reporting unit level.
     - The amortization period of intangible assets with finite lives is no longer limited to forty years

     FAS 142 is effective for fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Early application is permitted for entities with fiscal years beginning after March 15, 2001 provided that the first interim period financial statements have not previously been issued. In all cases, the provisions of FAS 142 should be applied at the beginning of a fiscal year. Retroactive application is not permitted.

     On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144). SFAS 144 supersedes SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transaction." SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 generally requires that any gains or losses on extinguishment of debt in current or prior periods be classified as other income (expense). The Company expects to adopt the provisions of SFAS No. 145 in its fiscal year ending July 31, 2003. The Company is currently evaluating the impact of adopting the provisions of SFAS No. 145 in its financial statements.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS 146 will be applied prospectively to any exit or disposal activities initiated after December 31, 2002. The Company expects there will be no effect on its financial results relating to the adoption of SFAS No. 146.

     In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9. SFAS 147 is effective for related transactions which occur on n or after October 1, 2002. It is not anticipated that SFAS 147 will have an impact on the Company's financial statements.

DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and it does not anticipate that it will pay cash dividends or alter its dividend policy in the foreseeable future. The payment of dividends by the Company on its Common Stock will depend on its earnings and financial condition, and such other factors as the Board of Directors of the Company may consider relevant. The Company currently intends to retain its earnings to assist in financing the growth of its business.

FORWARD LOOKING STATEMENTS

     Information included within this section relating to growth projections and future results and events constitutes forward-looking statements. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuations in the construction, agricultural, and industrial sectors; the success of the Company's entry into new markets; the success of the Company's expansion of its equipment rental business; rental industry conditions, and competitors; competitive pricing; the Company's relationship with its suppliers; relations with the Company's employees; the Company's ability to manage its operating costs; the continued availability of financing; governmental regulations and environmental matters; risks associated with regional, national, and world economies. Any forward-looking statements should be considered in light of these factors.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
          ----------------------------------------------------------

     The Company is exposed to market risk from changes in interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices such as interest rates. For fixed rate debt, interest rate changes affect the fair value of financial instruments but do not impact earnings or cash flows. Conversely for floating rate debt, interest rate changes generally do not affect the fair market value but do impact future earnings and cash flows, assuming other factors are held constant. At July 31, 2002, the Company had variable rate floor plan payables, notes payable, and long-term debt of approximately $52.5 million. Holding other variables constant, the pre-tax earnings and cash flow impact for the next year resulting from a one percentage point increase in interest rates would be approximately $0.5 million. The Company's policy is not to enter into derivatives or other financial instruments for trading or speculative purposes.

ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
          -------------------------------------------

     The following financial statements and financial schedules are attached to this Report on Form 10-K following Part IV, Item 14:

     Consolidated Statements of Operations for
       the years ended July 31, 2002, 2001, and 2000                  F-1
     Consolidated Balance Sheets as of July 31, 2002 and 2001         F-2
     Consolidated Statements of Stockholders' Equity/(Deficit)
       for the years ended July 31, 2002, 2001, and 2000              F-3
     Consolidated Statements of Cash Flows for
       the years ended July 31, 2002, 2001, and 2000                  F-4
     Notes to Consolidated Financial Statements                       F-5
     Report of Independent Accountants                                F-17, F-18

Financial Statement Schedule:

     Report of Independent Accountants - Financial
       Statement Schedule                                             F-19, F-20
     Schedule II - Valuation and Qualifying Accounts                  F-21



ITEM 9.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
          ---------------------------------------------------------------
          FINANCIAL DISCLOSURE
          --------------------

Western Power & Equipment Corp. engaged Moss Adams LLP as its new independent accountants as of December 5, 2001. During the two fiscal years and the subsequent interim period prior to the engagement of Moss Adams LLP on December 5, 2001, Western Power & Equipment Corp. did not consult with Moss Adams LLP regarding the application of accounting principles to any specific transaction, whether completed or proposed; on the type of audit opinion that might be rendered on Western Power & Equipment Corp.'s financial statements; or on any matter that was either the subject of a disagreement or a reportable event.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT
          ----------------------------------------------

     Directors

The following table sets forth the name and age of each of the Company's directors, as well as the length of time which each director has served.

     Name                            Age             Director Since
     -------------------             ---             --------------
     Robert M. Rubin                 62                   1992
     C. Dean McLain                  49                   1993
     Dr. Seymour Kessler             71                   2000
     Allen Perres                    54                   2000
     Irwin Pearl                     59                   2001

ROBERT M. RUBIN. Mr. Rubin has been the Chief Executive Officer of American United Global, Inc. ("AUGI"), an approximately 31% stockholder of the Company, since October 1990, and also served as Chairman of AUGI from October 1990 to present. Mr. Rubin served as the Chairman of the Board of Directors of the Company from November 20, 1992 to August 1, 1998. Mr. Rubin is also a director of Medimerge, Inc. Mr. Rubin was Chairman of the Board of ERD Waste Technology, Inc., a diversified waste management public company specializing in the management and disposal of municipal solid waste, industrial, and commercial non-hazardous waste and hazardous waste. ERD Waste Technology filed for Chapter 11 bankruptcy reorganization in the year 2000. Mr. Rubin also served for approximately five years as an Officer and Director of Style Site Inc., which filed for bankruptcy in January 2001.

C. DEAN MCLAIN. Mr. McLain has served as President, Chief Executive Officer, and a director of the Company since March 7, 1993. Mr. McLain was elected Chairman of the Board of Directors effective August 1, 1998. From March 1, 1993 through June 13, 1995, Mr. McLain served as Executive Vice President of AUGI. Mr. McLain has served on the Board of Directors of AUGI since March 7, 1994. From January 1990 through 1993 Mr. McLain served as Manager of Privatization of Case Corporation.

DR. SEYMOUR KESSLER. Dr. Kessler was elected a Director of the Company in 2000. He has also been a partner at RKP Capital Partners since 1996 and serves as a Director of Magna Labs. Dr. Kessler served as President & C.E.O. of Princeton Dental Management Corp. (one of the Nation's first home health care companies). He has also served as Vice Chairman of the Board of Peterson Bank, Chairman of the Board of First National Bank of Wheaton and Chairman of the Executive and Loan Committees for First National Bank in Lincolnshire.

ALLEN PERRES. Mr. Perres was elected a Director of the Company in 2000. He has also been a managing partner at RKP Capital Partners since 1996 and serves as a Director of American United Global International. Mr. Perres was a co-founder and principal of RealCorp., Inc. a commercial real estate investment company.

IRWIN PEARL. Mr. Pearl was appointed as a Director in July 2001. Mr. Pearl has been the Chief Operating Officer of E-GlobalNet Inc. since 1997. He was President and a Director of PhaseOut of America from 1993 to 1997. Mr. Pearl was Executive Vice-President and a Director of Aqua Sciences International from 1985 to 1992.

ITEM 11.  EXECUTIVE COMPENSATION
          ----------------------

     The Compensation Committee of the Board of Directors (the "Committee") is currently composed of two non-employee directors. The Committee reviews the compensation of the Company's officers and key employees and the granting of stock options under the Company's stock option plans and makes recommendations to the Board of Directors for action on these matters. During the fiscal year ended July 31, 2002, the Company's Board of Directors decided all compensation matters relating to the Company's executive officers.

     The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high

                                      III-1
levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. The Company has entered into an employment agreement with Mr. McLain that covers a multiple year term (see "Chief Executive Officer Compensation," below). The compensation of Mr. Wright is based on an employment agreement dated August 1, 2000. Mr. Rubin, previously compensated under an employment contract (see "Employment, Consulting and Incentive Compensation Agreements," below), entered into a consulting agreement with the Company on August 1, 1998 after he ceased to be an executive officer of the Company on July 31, 1998 and entered into another consulting agreement on August 1, 2000 when the original consulting agreement expired.

     Executive Officer Compensation. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

     Salary. The Committee and the Board of Directors established base salaries for the Company's executive officers, including the salary established in Mr. McLain's employment agreement, after taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Committee also considered the Company's executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

     Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives. Mr. McLain's bonus is derived under the performance formula set forth in his employment contract described under "Employment and Incentive Compensation Agreements" below.

     Stock Options. Stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's 1995 Employee Stock Option Plan, the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company. Messrs. McLain and Wright currently participate in the 1995 Employee Stock Option Plan. The number of options granted to Mr. McLain are determined under the terms of his employment agreement. The number of options granted to Mr. Wright are determined by the Compensation Committee on a discretionary basis. The options generally vest in increments over a period of years established at the time of grant.

     Chief Executive Officer Compensation. In August 2000 the Company entered into an new employment agreement with its chief executive officer, Mr. McLain, to ensure the retention of his services and to encourage him to perform at increasing levels of effectiveness and to use his best efforts to promote the growth and profitability of the Company. This approach enabled the Board to concentrate on the negotiation of a particular employment contract with salary, incentive bonus and stock option components that reflect a longer term view of the Company's prospects and goals. See "Employment, Consulting and Incentive Compensation Agreements" for a complete description of the employment agreements and the compensation and benefits provided thereunder.

     SUMMARY COMPENSATION TABLE

     The following table sets forth the amount of all compensation paid during each of the last three fiscal years to the Chief Executive Officer and to each of the Company's other executive officers for services in all capacities to the Company.

                                                                                      Long-Term
                                                                                     Compensation
                                        Annual Compensation                            Awards
                                   -----------------------------                     ------------
                                                                     Other Annual     Number of       All Other
Name and Principal Position         Year      Salary      Bonus      Compensation      Options      Compensation
---------------------------        ------    --------    -------    --------------    ---------    --------------
Robert M. Rubin                     2002        -0-         -0-          -0-              -0-          332,000
Consultant; former Chairman(1)      2001        -0-         -0-          -0-           500,000         200,000
                                    2000     150,000        -0-          -0-              -0-             -0-

                                      III-2

C. Dean McLain                      2002     393,300     135,000          967             -0-           31,199
President, CEO, Chairman            2001     387,474        -0-         1,369          500,000          31,199
   of the Board(2)                  2000     322,502        -0-        11,668             -0-           31,199

Mark J. Wright                      2002     176,481      75,000        9,000             -0-            7,718
Vice President of Finance           2001     173,265        -0-         9,000          100,000           7,718
   and CFO                          2000     157,674        -0-         5,040             -0-            6,114

(1) The Company entered into a consulting agreement with Mr. Rubin, effective August 1, 1998 and expiring August 1, 2000, pursuant to which Mr. Rubin was paid a salary of $150,000 plus all authorized business expenses. The Company entered into a new seven (7) year consulting agreement with Mr. Rubin effective August 1, 2000 which pays Mr. Rubin a base salary of $200,000 plus all authorized business expenses in the first year, followed by a 3% raise in each successive year of the contract. See "Employment, Consulting and Incentive Compensation Agreements," below. In addition, pursuant to shareholder approval at the 2002 Annual Meeting of the Stockholders, 600,000 shares of the Company's common stock were issued to the Rubin Family Irrevocable Stock Trust in lieu of compensation to Mr. Rubin. The fair market value of the shares at the date of issuance was $0.22 per share, resulting in compensation to the Company in the amount of $132,000.

(2) Mr. McLain joined the Company in March 1993, when he became its Chief Executive Officer. On July 31, 1995, Mr. McLain was permitted to and did purchase from AUGI 6,000 shares of AUGI's common stock at a price of $.01 per share. On August 1, 1995, the closing price for a share of AUGI's common stock as reported by NASDAQ was $4.875. Effective as of August 1, 1995, Mr. McLain's employment agreement with the Company was terminated and he entered into an amended employment agreement expiring July 31, 2005. The base salary under this employment agreement commenced at $250,000 for fiscal 1996, and rises to $300,000 for fiscal 2000. His employment agreement also calls for Incentive Bonuses under certain circumstances. Effective as of August 1, 2000 Mr. McLain's employment agreement with the Company was terminated and he entered into a new employment agreement expiring July 31, 2007. The base salary under this employment agreement commences at $390,000 and increases yearly based upon the average percentage increase in salary for all employees of Employer for the current fiscal year over the previous fiscal year. His employment agreement also calls for Incentive Bonuses under certain circumstances. See "Employment, Consulting and Incentive Compensation Agreements" below. Mr. McLain became Chairman effective August 1, 1998.

     OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding individual grants of stock options to each executive officer in fiscal 2002.

                                                                                     Potential Realizable
                                Individual Grants                                    Value at Assumed Annual
                                % of Total Options                                   Rates of Stock Price
                    Options     Granted to Employees     Exercise     Expiration     Appreciation for term
     Name           Granted     in Fiscal Year           Price        Date               5%         10%
---------------     -------     --------------------     --------     ----------     ---------   ---------
C. Dean McLain        -0-               N/A                 N/A          N/A            N/A         N/A

Robert M. Rubin       -0-               N/A                 N/A          N/A            N/A         N/A

Mark J. Wright        -0-               N/A                 N/A          N/A            N/A         N/A

                                      III-3

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning the exercise of stock options during the fiscal 2002 by each executive officer and the fiscal year-end value of unexercised options held by that officer.

                                                                            Value of
                      Shares                  Number of Unexercised         Unexercised In-the-money
                    Acquired on    Value      Options at Fiscal Year-End    options at Fiscal Year-End
     Name            Exercise     Realized    Exercisable/Unexercisable     Exercisable/Unexercisable
---------------     -----------   --------    --------------------------    --------------------------
C. Dean McLain           0           0                 500,000                          N/A

Robert M. Rubin          0           0                 500,000                          N/A

Mark J. Wright           0           0                 100,000                          N/A

EMPLOYMENT, CONSULTING AND INCENTIVE COMPENSATION AGREEMENTS

     Upon completion of the Company's 1995 initial public offering, the Company entered into an employment agreement with Mr. Rubin, effective as of June 13, 1995, that expired July 31, 1998. Pursuant to this agreement, Mr. Rubin served as Chairman of the Board of the Company and received an annual base salary of $150,000 plus bonuses if certain conditions were met. Effective August 1, 1998, the Company entered into a new two-year agreement with Mr. Rubin. Under the terms of this agreement, Mr. Rubin no longer served as Chairman, but provided consulting services to the Company. He received an annual fee of $200,000 plus all authorized business expenses. The Company then entered into a new seven (7) year consulting agreement with Mr. Rubin effective August 1, 2000 paying him $200,000 plus all authorized business expenses in the first year, followed by a 3% raise in each successive year of the contract.

     Effective as of August 1, 2000 Mr. McLain's entered into an employment agreement expiring July 31, 2007. The base salary under this employment agreement commences at $390,000 and increases yearly based upon the average percentage increase in salary for all employees of Employer for the current fiscal year over the previous fiscal year. His employment agreement also calls for Incentive bonuses under certain circumstances. Mr. McLain received a $135,000 bonus during the Company's 2002 fiscal year. In addition, Mr. McLain receives the use of vehicles at Company expense and certain other fringe benefits not exceeding $50,000 per year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Dr. Kessler, Mr. Perres and Mr. Pearl. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members. Mr. McLain, the Chairman of the Board of Directors since August 1998, as well as its President and CEO, and Mr. Rubin, the Chairman of the Board of Directors before Mr. McLain, and currently a director and consultant for the Company, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that they were each excluded from discussions regarding their own salary.

DIRECTORS' COMPENSATION

     Each director, not otherwise a full time employee of the Company, is eligible to receive $5,000 per quarter, together with reimbursement of their reasonable expenses incurred on the Company's behalf.

                                      III-4

ITEM 12.  PRINCIPAL STOCKHOLDERS
          ----------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Company's outstanding voting securities at the close of business on November 22, 2002, consisted of 4,003,162 shares of common stock, $.001 par value (the "Common Stock"), each of which is entitled to one vote on all matters to be presented at the Annual Meeting. The Common Stock does not have cumulative voting rights.

     The following table sets forth certain information as of November 22, 2002 with respect to the beneficial ownership of the Common Stock by each beneficial owner of more than 5 percent of all outstanding shares.

                                                        Percentage of
                        Number of Shares of Common      Outstanding
Name and Address of     Stock of the Company            Common
Beneficial Owner        Beneficially Owned (1)          Stock Owned (1)
-------------------     --------------------------      ---------------

American United                1,222,586                     30.5%
Global, Inc. (AUGI)
2489 152nd Avenue NE
Richmond, WA 98052

C. Dean McClain (2)              529,485                     13.2%

Robert M. Rubin (3)              705,197                     17.6%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Excludes Mr. McLain's indirect ownership in the Company through his beneficial ownership of options to purchase 300,000 shares of AUGI common stock. Includes Mr. McLain's direct beneficial ownership of 29,485 shares of common stock of the Company and exercisable options to acquire 500,000 shares of Company Common Stock. Mr. McLain's beneficial ownership of AUGI common stock represents 2.4 percent of AUGI voting stock as of November 22, 2002.

(3) Excludes Mr. Rubin's indirect ownership in the Company through his ownership of an aggregate of 2,087,798 voting shares of AUGI, the Company's principal stockholder, including 2,000 shares of AUGI common stock, options to purchase an additional 840,000 shares of AUGI common stock, and 1,245,798 held by the Rubin Family Irrevocable Stock Trust, to which Mr. Rubin disclaims beneficial ownership. Excludes the 600,000 shares of Common Stock issued upon shareholder approval to the Rubin Family Irrevocable Stock Trust, to which Mr. Rubin disclaims beneficial ownership. Includes Mr. Rubin's direct beneficial ownership of Company Common Stock through 205,197 shares of Company Common Stock and his ownership of exercisable options to acquire 500,000 shares of Company Common Stock. Mr. Rubin's beneficial ownership of AUGI voting stock represents 16.8 percent of AUGI voting stock as of November 22, 2002.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Common Stock as of July 10, 2002 by the Chief Executive Officer, by each of the other executive officers, by each of the directors, and by the executive officers and directors as a group.

                                      III-5

SHARES HELD BY DIRECTORS AND NAMED EXECUTIVE OFFICERS

     Set forth in the table below is information concerning the ownership, as of the close of business on November 12, 2002, of the Common Stock by the Company's directors and Named Executive Officers and all directors and present executive officers as a group.

------------------------------- ------------------------------- ----------------
Name and Address                Amount and Nature of            Percent (1)
                                Beneficial Ownership (1)
------------------------------- ------------------------------- ----------------

C. Dean McLain (2)                      529,485                      13.2%

Mark J. Wright (3)                      100,000                       2.5%

Robert M. Rubin (4)                     705,197                      17.6%

Dr. Seymour Kessler(5)                   25,000                       0.6%

Allen Perres (6)                         25,000                       0.6%

Irwin Pearl                                   0                         0%
--------------------------------------------------------------------------------
All directors and executive
officers as a group (5 persons)       1,384,682                      34.6%
--------------------------------------------------------------------------------

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Excludes Mr. McLain's indirect ownership in the Company through his beneficial ownership of options to purchase 300,000 shares of AUGI common stock. Includes Mr. McLain's direct beneficial ownership of 29,485 shares of common stock of the Company and exercisable options to acquire 500,000 shares of Company Common Stock. Mr. McLain's beneficial ownership of AUGI common stock represents 2.4 percent of AUGI voting stock as at November 22, 2002.

(3) Includes exercisable stock options to purchase 100,000 shares of common stock of the Company issued to Mr. Wright for services rendered to the Company.

(4) Excludes Mr. Rubin's indirect ownership in the Company through his ownership of an aggregate of 2,087,798 voting shares of AUGI, the Company's principal stockholder, including 2,000 shares of AUGI common stock, options to purchase an additional 840,000 shares of AUGI common stock, and 1,245,798 held by the Rubin Family Irrevocable Stock Trust, to which Mr. Rubin disclaims beneficial ownership. Excludes the 600,000 shares of Common Stock issued upon shareholder approval to the Rubin Family Irrevocable Stock Trust, to which Mr. Rubin disclaims beneficial ownership. Includes Mr. Rubin's direct beneficial ownership of Company Common Stock through 205,197 shares of Company Common Stock and his ownership of exercisable options to acquire 500,000 shares of Company Common Stock. Mr. Rubin's beneficial ownership of AUGI voting stock represents 16.8 percent of AUGI voting stock as at November 22, 2002.

                                     III-6

(5) Includes stock options to purchase 25,000 shares of common stock of the Company issued to Dr. Kessler for services rendered to the Company.

(6) Includes stock options to purchase 25,000 shares of common stock of the Company issued to Mr. Perres for services rendered to the Company.

SHARES HELD BY CERTAIN OTHER STOCKHOLDERS

The following table sets forth, as of the close of business on November 22, 2002, certain information with respect to each person who is known to the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, other than the directors set forth in the Directors and Named Executive Officers Ownership Table above.

--------------------------------------- -------------------------- -------------
Name and Address                        Amount and Nature of       Percent (1)
                                        Beneficial Ownership (1)
--------------------------------------- -------------------------- -------------
American United Global, Inc. ("AUGI")
2489 152nd Avenue NE
Richmond, WA, 98052 (2)                        1,222,586              30.5%
--------------------------------------- -------------------------- -------------

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Mr. Rubin has been the Chief Executive Officer of American United Global, Inc. ("AUGI"), the Company's majority shareholder, since October 1990, and also served as Chairman of AUGI from October 1990 until January 1996. From March 1, 1993 through June 13, 1995, Mr. McLain served as Executive Vice President of AUGI. Mr. McLain has served on the Board of Directors of AUGI since March 7, 1994.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          ----------------------------------------------

The real property and improvements used in connection with the Sacramento Operations, and upon which the Sacramento Operation is located, were sold by Case for $1,500,000 to the McLain-Rubin Realty Company, LLC ("MRR"), a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the President and a director of the Company, and Robert M. Rubin, the Chairman and a director of the Company. Simultaneous with its acquisition of the Sacramento Operation real property and improvements, MRR leased such real property and improvements to the Company under the terms of a 20-year commercial lease agreement dated March 1, 1996 with the Company paying an initial annual rate of $168,000. As of October 1, 2000, the Company entered into a renegotiated 7-year lease with an initial annual rate of $228,000. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. The new lease qualifies for treatment as an operating lease.

In February 1999, the real property and improvements used in connection with the Company's Sparks, Nevada operation and upon which such operation is located, were sold to McLain-Rubin Realty, L.L.C. (MRR) under the terms of a real property purchase and sale agreement. MRR is a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the President and

                                      III-7

Chairman of the Company, and Robert M. Rubin, a director of the Company. The sale price was $2,210,000 in cash at closing. Subsequent to the closing of the sale, the Company entered into a 20-year commercial lease agreement with MRR for the Sparks, Nevada facility at an initial rental rate of $252,000 per year. The lease is a net lease with payment of insurance, property taxes and maintenance costs paid by the Company. The sale resulted in a deferred gain which will be amortized over the life of the lease pursuant to generally accepted accounting principles. As of October 1, 2000, the Company entered into a renegotiated 7-year lease with an initial annual rate of $276,000. The new lease qualifies for treatment as an operating lease and the remainder of the deferred gain which was previously being amortized over the life of the cancelled lease was all recognized in the first quarter of fiscal year 2001.

On April 1, 2001, the Company entered into a lease with McLain-Rubin Realty Company II, LLC ("MRR II"), a Delaware limited liability company, the owners of which are Messrs. C. Dean McLain, the President and a director of the Company, and Robert M. Rubin, the Chairman and a director of the Company, for a 5-year lease on its Vancouver, Washington corporate office with an annual rate of $98,000. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance, and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. The lease qualifies for treatment as an operating lease.

On July 30, 2002, pursuant to shareholder approval at the 2002 Annual Meeting of the Stockholders, 600,000 shares of the Company's common stock were issued to the Rubin Family Irrevocable Stock Trust in lieu of compensation to Mr. Rubin. The fair market value of the shares at the date of issuance was $0.22 per share, resulting in compensation to the Company in the amount of $132,000.










                                      III-8

                                     PART IV

ITEM 14.    EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)    1.   Financial Statements.

            Consolidated Statements of Operations for
                 the years ended July 31, 2002, 2001, and 2000             F-1

            Consolidated Balance Sheets as of July 31, 2002 and 2001       F-2

            Consolidated Statements of Stockholders' Equity/(Deficit)
                 for the years ended July 31, 2002, 2001, and 2000         F-3

            Consolidated Statements of Cash Flows for
                 the years ended July 31, 2002, 2001, and 2000             F-4

            Notes to Consolidated Financial Statements                     F-5

            Report of Independent Accountants                       F-17, F-18

       2.   Financial Statement Schedule.

            Report of Independent Accountants - Financial
                 Statement Schedule                                 F-19, F-20

            Schedule II - Valuation and Qualifying Accounts               F-21

       3.   Exhibits.

            Exhibit
            Number      Description

            3.1         Certificate of Incorporation of Registrant. (2)

            3.2         By-laws of Registrant. (2)

            10.1        1995 Employee Stock Option Plan. (3)

            10.2 Second Amended and Restated Stock Option Plan for Non-Employee Directors. (3)

            10.3        Case New Dealer Agreement Package. (1)

            10.4        Lease Agreement--Hayward, California. (2)

            10.5        Lease Agreement--Auburn, Washington. (7)

            10.6 Loan Agreement, dated January 17, 1997, between Registrant and Case Credit Corp. including related promissory notes. (5)

            10.7 Security Agreement, dated January 17, 1997, made by Registrant in favor of Case Credit Corporation to secure payment for and collateralized by all assets acquired by Registrant from Sahlberg Equipment, Inc. (5)

            10.8 Loan and Security Agreement dated as of June 5, 1997 between Registrant and Deutsche Financial Services Corporation. (6)

            10.9 Asset Purchase Agreement, dated April 30, 1998, between Yukon Equipment, Inc. and Registrant. (8)

            10.10 Employment Agreement dated May 1, 1998 between Maurice Hollowell and Registrant. (8)

            10.11 Employment Agreement dated August 1, 2000 between C. Dean McLain and Registrant.

            10.12 Consulting Agreement dated August 1, 2000 by and between Registrant and Robert M. Rubin.

            10.13 Commercial Lease dated October 1, 2000 between McLain-Rubin Realty Company III, LLC and Registrant for Yuba City, California facility.

            10.14 Commercial Lease dated October 1, 2000 between McLain-Rubin Realty Company III, LLC and Registrant for Sacramento, California facility.

            10.15 Commercial Lease, dated as of October 1, 2000 between McLain-Rubin Realty Company, LLC and Registrant for the Sparks, Nevada facility.

            10.16 Commercial Lease, dated as of April 1, 2001 between McLain-Rubin Realty Company II, LLC and Registrant for the Vancouver, Washington corporate office.

            21.         Subsidiaries of the Company.

            23.         Consent of Independent Accountants.

       (1) Filed as an Exhibit to the American United Global, Inc. Annual Report on Form 10-K, as filed on October 29, 1993 and incorporated herein by reference thereto.

       (2) Filed as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, filed on May 16, 1995 and incorporated herein by reference thereto. (Registration No. 33-89762).

       (3) Filed as an Exhibit to the Registrant's Registration Statement on Form S-8, filed on September 18, 1998 and incorporated herein by reference thereto. (Registration No. 33-63775).

       (4) Filed as an Exhibit to the Quarterly Report on Form 10-Q of the Registrant, as filed on June 11, 1997 and incorporated herein by reference thereto.

       (5) Filed as an Exhibit to the Annual Report on Form 10-K of the Registrant, as filed on October 28, 1996 and incorporated herein by reference thereto.

       (6) Filed as an Exhibit to the Annual Report on Form 10-K of the Registrant, as filed on October 29, 1998 and incorporated herein by reference thereto.

       (7) Filed as an Exhibit to the Quarterly Report on Form 10-Q of the Registrant, as filed on June 14, 1999 and incorporated herein by reference thereto.

       (8) Filed as an Exhibit to Form 8-K of the Registrant, as filed on May 11, 1998 and incorporated herein by reference thereto.

(b)    Reports on Form 8-K.
       --------------------

       During the quarter ended January 31, 2002, the Company filed a report on Form 8-K to report a change in the Company's Certifying Accountant.

(c)    Exhibits
       --------

       See (a)(3) above.

(d)    Additional Financial Statement Schedules
       ----------------------------------------

       See (a)(2) above.

                         WESTERN POWER & EQUIPMENT CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                 Year Ended July 31,
                                                    ---------------------------------------------
                                                       2002              2001              2000
                                                    ---------         ---------         ---------
Net revenue                                         $ 107,988         $ 139,902         $ 155,637

Cost of goods sold                                    100,225           130,082           144,099
                                                    ---------         ---------         ---------

Gross profit                                            7,763             9,820            11,538

Selling, general and administrative expenses           10,199            12,840            13,534
Impairment of goodwill and write-down of
      property, plant and equipment                     3,478               -0-               -0-
                                                    ---------         ---------         ---------

                                                       (5,914)           (3,020)           (1,996)

Other income (expense):
     Interest expense                                  (4,114)           (5,982)           (6,069)
     Other income (expense)                                57             1,465             1,646
                                                    ---------         ---------         ---------

Loss before income taxes                               (9,971)           (7,537)           (6,419)

Provision for income taxes                                 48               305               779
                                                    ---------         ---------         ---------
Net loss                                            $ (10,019)        $  (7,842)        $  (7,198)
                                                    =========         =========         =========

Basic loss per common share                         $   (2.50)        $   (2.30)        $   (2.18)
                                                    =========         =========         =========

Average Outstanding Common Shares
     for Basic EPS                                      4,003             3,403             3,306
                                                    =========         =========         =========


Diluted loss per common share                       $   (2.50)        $   (2.30)        $   (2.18)
                                                    =========         =========         =========

Average Outstanding Common Shares
     And Equivalents for Diluted  EPS                   4,003             3,403             3,306
                                                    =========         =========         =========

          See accompanying notes to consolidated financial statements.

                         WESTERN POWER & EQUIPMENT CORP.
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                                                 July 31,         July 31,
                                                                                   2002             2001
                                                                                 --------         --------
ASSETS
------
Current assets:
     Cash and cash equivalents                                                   $      5         $    770
     Accounts receivable, less allowance for
       doubtful accounts of $646 and $948                                          10,304           14,295
     Inventories                                                                   26,915           44,867
     Prepaid expenses                                                                  48              298
     Note Receivable Current                                                          122              -0-
     Deferred income taxes                                                            -0-            2,541
                                                                                 --------         --------
         Total current assets                                                      37,394           62,771
                                                                                 --------         --------
Fixed assets (net):
     Property, plant and equipment                                                  3,434            5,584
     Rental equipment fleet                                                        18,696           22,027
                                                                                 --------         --------
         Total fixed assets                                                        22,130           27,611
                                                                                 --------         --------
Intangibles and other assets, net of accumulated
          amortization of $2,650 and $808                                              52            2,720
                                                                                 --------         --------
         Total assets                                                            $ 59,576         $ 93,102
                                                                                 ========         ========
LIABILITIES & STOCKHOLDERS' EQUITY
----------------------------------
Current liabilities:
     Borrowings under floor plan financing                                       $ 10,974         $ 14,237
     Short-term borrowings                                                         41,322           53,384
     Convertible Debt                                                                 218              182
     Accounts payable                                                               7,600           11,591
     Accrued payroll and vacation                                                     659            1,754
     Other accrued liabilities                                                        985            1,716
     Capital lease obligations                                                         26               18
                                                                                 --------         --------
         Total current liabilities                                                 61,784           82,882
                                                                                 --------         --------

Deferred income taxes                                                                 -0-            2,541
Capital lease obligations                                                             928              920
Long-term borrowings                                                                  -0-                8
                                                                                 --------         --------
         Total liabilities                                                         62,712           86,351
                                                                                 --------         --------

Commitments and contingencies

Stockholders' equity:
     Preferred stock-10,000,000 shares authorized; none outstanding                   -0-              -0-
     Common stock, $.001 par value - Authorized, 20,000,000 shares
         Outstanding, 4,003,162 shares and 3,403,162 shares, respectively               5                4
     Additional paid-in capital                                                    16,025           15,894
     Accumulated deficit                                                          (18,322)          (8,303)
     Less common stock in treasury, at cost (130,300 shares)                         (844)            (844)
                                                                                 --------         --------
         Total stockholders' (deficit) equity                                      (3,136)           6,751
                                                                                 --------         --------
         Total liabilities and stockholders' equity                              $ 59,576         $ 93,102
                                                                                 ========         ========

          See accompanying notes to consolidated financial statements.

                         WESTERN POWER & EQUIPMENT CORP.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                             (Dollars in thousands)

                               Common Stock
                         -----------------------     Additional                                    Total
                           Number                     Paid-in      Accumulated     Treasury     Stockholders'
                         of Shares       Amount       Capital        Deficit         Stock     Equity (Deficit)
                         ---------     ---------     ---------      ---------      ---------      ---------
Balance at
     July 31, 1999       3,303,162     $       4     $  16,072      $   6,738      $  (1,491)     $  21,323

Issuance of Treasury
Stock                       50,000          --             (67)          --              323            256

Net loss                      --            --            --           (7,198)          --           (7,198)
                         ----------------------------------------------------------------------------------

Balance at
     July 31, 2000       3,353,162             4        16,005           (460)        (1,168)        14,381

Issuance of Treasury
Stock                       50,000          --            (111)          --              324            213


Net loss                      --            --            --           (7,842)          --           (7,842)
                         ----------------------------------------------------------------------------------

Balance at
     July 31, 2001       3,403,162             4        15,894         (8,303)          (844)         6,751

Issuance of Stock          600,000             1           131           --             --              132

Net loss                      --            --            --          (10,019)          --          (10,019)
                         ----------------------------------------------------------------------------------

Balance at
     July 31, 2002       4,003,162     $       5     $  16,025      $ (18,322)     $    (844)     $  (3,136)
                         =========     =========     =========      =========      =========      =========

          See accompanying notes to consolidated financial statements.

                         WESTERN POWER & EQUIPMENT CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                  Year Ended July 31,
                                                                       ------------------------------------------
                                                                         2002             2001             2000
                                                                       --------         --------         --------
 Cash flows from operating activities:
     Net loss                                                          $(10,019)        $ (7,842)        $ (7,198)
     Adjustments to reconcile net loss to
       net cash provided by operating activities:
                Depreciation                                              7,950            9,835           11,599
                Amortization                                                125              125              113
                 Impairment of goodwill and write-down of
                        property, plant and equipment                     3,478              -0-              -0-
     Write-off of disputed financing receivables                          1,983              -0-              -0-
      Gain on sale of fixed assets                                         (606)          (2,016)             (59)
               Non-cash stock compensation expense                          132              -0-              -0-
        Changes in assets and liabilities
                    Accounts receivable                                   2,008            3,052           (1,847)
Inventories 14,716                                                        8,545            2,903
                    Prepaid expenses                                        249              (88)              23
                    Deferred income taxes                                   -0-              -0-              574
                    Notes receivable current                               (122)             -0-              -0-
                    Accounts payable                                     (3,990)             861           (1,972)
                    Accrued payroll and vacation                         (1,095)           1,003              (74)
                    Other accrued liabilities                              (723)             393             (433)
                    Income taxes receivable/payable                          (7)             400              (46)
                    Deferred lease income                                   -0-           (1,007)            (333)
                    Other assets/liabilities                                -0-              -0-              -0-
                                                                       --------         --------         --------
Net cash provided by operating activities                                14,079           13,261            3,250
                                                                       --------         --------         --------

Cash flow from investing activities:
     Purchase of fixed assets                                              (308)            (964)          (1,254)
     Purchase of rental equipment                                        (5,129)          (6,500)          (9,531)
     Proceeds on sale of rental equipment                                 5,548            8,512           10,574
     Proceeds on sale of fixed assets                                       309              283              189
     Sale (purchase) of leased equipment fleet                              -0-              -0-              289
     Purchase of other assets                                                18               12              (18)
                                                                       --------         --------         --------
            Net cash provided by (used in) investing activities             438            1,343              249
                                                                       --------         --------         --------

Cash flows from financing activities:
     Principal payments on capital leases                                    16               (2)              32
     Treasury stock sales                                                   -0-              -0-              256
     Inventory floor plan financing                                      (3,251)            (531)          (2,380)
     Short-term financing                                               (12,075)         (14,287)          (3,192)
     Convertible debt issuance                                              100              182              -0-
     Payments on convertible debt                                           (64)             -0-              -0-
     Long-term debt repayments                                               (8)             (20)             (20)
                                                                       --------         --------         --------
            Net cash used in financing activities                       (15,282)         (14,658)          (5,304)
                                                                       --------         --------         --------

(Decrease) increase in cash and cash equivalents                           (765)             (54)          (1,805)
Cash and cash equivalents at beginning of year                              770              824            2,629
                                                                       --------         --------         --------
Cash and cash equivalents at end of year                               $      5         $    770         $    824
                                                                       ========         ========         ========

          See accompanying notes to consolidated financial statements.

Western Power & Equipment Corp.

Notes to Consolidated Financial Statements (Dollars in thousands, except per share and options data)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The Company is engaged in the sale, rental, and servicing of light, medium, and heavy construction and industrial, and agricultural equipment and related parts in Washington, Oregon, California, Nevada, and Alaska. Case serves as the manufacturer of the single largest portion of the Company's products.

      The consolidated financial statements include the accounts of the Company and its Oregon subsidiary after elimination of all intercompany accounts and transactions.

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in note 5 below, the Company has significant borrowings that require, among other things, compliance with certain financial ratios on a quarterly basis. As a result of losses incurred during the last year, the Company was not in compliance with the financial ratio covenants under its credit facility with Deutsch Financial Services (DFS). The Company requested, but did not receive a waiver of such non-compliance. There can be no assurance that the Company will be able to meet the financial ratio covenants in the future, which could result in DFS calling the debt at any time and requiring the Company to discontinue operations.

      The Company is in discussions with DFS regarding renewal or extension of the current credit facility. In addition, the Company is exploring alternative financing arrangements with other potential lenders. The Company's continuation as a going concern is dependent, in part, upon its ability to successfully establish the necessary financing arrangements and to comply with the terms thereof.

      Subsequent breaches of any of the terms and conditions of the current DFS credit facility or any renewal or replacement thereof could result in acceleration of the Company's indebtedness, in which case the debt would become immediately due and payable. Based upon the Company's current projections, it does not believe that it will comply with the existing financial covenants unless they are modified or waived. If there is no modification or waiver, the Company may not be able to repay its debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to the Company.

      The Company is concentrating its efforts on making all of its ongoing operations profitable and in capitalizing on its existing operations' strengths to restore profitability. The Company has selectively pared down the number of stores it operates and its product offerings to reduce overall costs and to improve turnover in the remaining product lines that it offers.

      CASH EQUIVALENTS

      For financial reporting purposes, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents, which balances may, at times, exceed the federally insured limits.

      RESTRICTED CASH

      In accordance with the borrowing agreement with Deutsche Financial Services (DFS), the Company has a cash account restricted by DFS for the purpose of paying down the line of credit and accordingly has been recorded as a current asset. Restricted cash included in the cash balances totaled $540 and $242 at July 31, 2002 and 2001, respectively.

      INTANGIBLE ASSETS

      Goodwill, which represents the excess of purchase price over fair value of net assets acquired is amortized on a straight-line basis over the expected period to be benefited. The Company uses estimates of the useful life of these intangible assets ranging from twenty to forty years. These lives are based on the factors influencing the acquisition decision and on industry practice. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" the Company continually reviews goodwill to evaluate whether events or changes have occurred that would suggest an impairment of carrying value based on an estimate of future cash flows from related operations. Based on this review, a $2,525 write-down for impairment loss on goodwill has been recorded during the fourth quarter of the year ended July 31, 2002.

      PROPERTY, PLANT, AND EQUIPMENT

      Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation and amortization on the property, plant, and equipment are computed using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 40 years. Depreciation on the rental fleet is calculated using the straight-line method over the estimated useful lives, considering salvage values. Expenditures for replacements and major improvements are capitalized. Expenditures for repairs, maintenance, and routine replacements are charged to expenses as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts; any resulting gain or loss is included in the results of operations.

      In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" at each balance sheet date, management assesses whether there has been permanent impairment in the value of the long-lived assets. The existence of any such impairment is determined by comparing anticipated undiscounted future cash flows from operating activities with the associated carrying value of the assets. The factors considered by management in performing this assessment include operating results, trends and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors. The amount of any such impairment is determined by comparing the discounted future cash flows noted above with the associated carrying value of the assets. Based on a review of the Company's property, plant and equipment, a $953 reduction in the carrying value was recorded during the fourth quarter of the year ended July 31, 2002, which is, classified as a write-down of property, plant and equipment in the Consolidated Statement of Operations.

      REVENUE RECOGNITION

      Revenue on equipment and parts sales is recognized upon shipment of products and passage of title. Rental and service revenue is generally recognized at the time such services are provided.

      The Company has entered into sales contracts under which the customer may require the Company to repurchase equipment at specified dates and specified prices. The Company records the proceeds from such sales contracts as deferred lease income. The difference between the sale contract amount and the repurchase obligation is recognized as revenue over the period of the repurchase obligation. The remaining repurchase obligation is recorded as a sale if and when the customer does not exercise the repurchase option. At July 31, 2002, no repurchase obligations were in existence.

      ADVERTISING EXPENSE

      The Company expenses all advertising costs as incurred. Total advertising expense for the years ended July 31, 2002, 2001 and 2000 was $176, $221, and $320 respectively.

OTHER INCOME (EXPENSE)

      Other income and expense includes gains and losses on the sale of fixed assets, amortization of goodwill and miscellaneous income associated with contract financing activities.

      INCOME TAXES

      The Company recognizes deferred tax assets and liabilities based upon differences between the financial reporting and tax bases of the assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

      TREASURY STOCK

      In April 1998, the Board of Directors authorized the repurchase of up to 350,000 shares of the Company's common stock in the open market, subject to normal trading restrictions. Under this program, the Company purchased a total of 230,300 shares of common stock at a cost of $1.49 million in fiscal year 1998. Currently, the Company uses shares of treasury stock to issue shares upon exercise of outstanding stock options and/or for private placements of common stock. As of July 31, 2002 and 2001 the Company held 130,300 shares in treasury stock.

      RECLASSIFICATIONS

      Certain amounts in the 2001 financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no impact on net loss or cash flows as previously reported.

      FINANCIAL INSTRUMENTS

      The recorded amounts of cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable and accrued liabilities as presented in the financial statements approximate fair value because of the short-term nature of these instruments. The recorded amount of short and long-term borrowings approximates fair value as the actual interest rates approximate current competitive rates.

      NET INCOME (LOSS) PER COMMON SHARE

      Basic net income (loss) per common share is computed using the average number of common shares outstanding during the period. Diluted net income
      (loss) per share is computed using the average number of common shares and common share equivalents outstanding during the period, unless inclusion of common share equivalents would be anti-dilutive.

      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION


                                                     Year ended July 31,
                                                2002         2001         2000
                                              -------      -------      -------
      Cash paid (received) during the year for:
         Interest                             $ 4,114      $ 5,887      $ 5,922
         Income taxes, net of refunds             (12)         (12)         219

      During fiscal year 2001, the Company's obligations under various guaranteed buyback obligations were terminated resulting in elimination of leased equipment assets of $4,975 and deferred income of $5,982 from the prior fiscal year. In fiscal year 2001, in lieu of payment for certain professional services provided to the Company, the Company issued 50 shares of its common stock for $213 to the provider of such professional services.

      A capital lease obligation of $1,942 was incurred in February 1999 when the Company entered into a 20-year lease for the Sparks, Nevada facility. In the first quarter of fiscal 2001 certain capital leases were converted to operating leases resulting in a gain of $720.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal periods presented. Actual results could differ from those estimates.

      RECENT ACCOUNTING PRONOUNCEMENTS

      Business Combinations and Goodwill and Other Intangible Assets

      During the first quarter of fiscal year-end 2003, the Company is required to adopt Financial Accounting Standard (FAS) No. 141, "Business Combinations" and FAS No. 142, "Goodwill and Other Intangible Assets." The Company has recorded the amortization of goodwill in prior periods. The impact of the future adoption of FAS 142 will result in the elimination of goodwill amortization of $31 per quarter and $125 on an annual basis. As noted above, the Company recorded an impairment loss of $2,525 during the fourth quarter of 2002 related to goodwill.

      On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144). SFAS 144 supersedes SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transaction." SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The Company is in the process of evaluating the effect of SFAS 144 on its financial statements.

      In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 generally requires that any gains or losses on extinguishment of debt in current or prior periods be classified as other income (expense). The Company expects to adopt the provisions of SFAS No. 145 in its fiscal year ending July 31, 2003. The Company is currently evaluating the impact of adopting the provisions of SFAS No. 145 in its financial statements.

      In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS 146 will be applied prospectively to any exit or disposal activities initiated after December 31, 2002. The Company expects there will be no effect on its financial results relating to the adoption of SFAS No. 146.

      In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9. SFAS 147 is effective for related transactions which occur on n or after October 1, 2002. It is not anticipated that SFAS 147 will have an impact on the Company's financial statements.

2.    RELATED PARTY TRANSACTIONS

      The real property and improvements used in connection with the Sacramento Operations, and upon which the Sacramento Operation is located, were sold by Case for $1,500 to the McLain-Rubin Realty Company, LLC ("MRR"), a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the Chairman, President and Chief Executive Officer the Company, and Robert M. Rubin, a director of the Company. Simultaneous with its acquisition of the Sacramento Operation real property and improvements, MRR leased such real property and improvements to the Company under the terms of a 20-year commercial lease agreement dated March 1, 1996 with the Company paying an initial annual rate of $168. As of October 1, 2000, the Company entered into a renegotiated 7-year lease with an initial annual rate of $228. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. The new lease qualifies for treatment as an operating lease.

      In February 1999, the real property and improvements used in connection with the Company's Sparks, Nevada operation and upon which such operation is located, were sold to McLain-Rubin Realty, L.L.C. (MRR) under the terms of a real property purchase and sale agreement. MRR is a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the Chairman, President and Chief Executive Officer of the Company, and Robert
      M. Rubin, a director of the Company. The sale price was $2,210 in cash at closing. Subsequent to the closing of the sale, the Company entered into a 20-year commercial lease agreement with MRR for the Sparks, Nevada facility at an initial rental rate of $252 per year. The lease is a net lease with payment of insurance, property taxes and maintenance costs paid by the Company. The sale resulted in a deferred gain which will be amortized over the life of the lease pursuant to generally accepted accounting principles. As of October 1, 2000, the Company entered into a renegotiated 7-year lease with an initial annual rate of $276. The new lease qualifies for treatment as an operating lease and the remainder of the deferred gain which was previously being amortized over the life of the cancelled lease was all recognized in the first quarter of fiscal year 2001.

      On April 1, 2001, the Company entered into a lease with McLain-Rubin Realty Company II, LLC ("MRR II"), a Delaware limited liability company, the owners of which are Messrs. C. Dean McLain, the Chairman, President, and Chief Executive Officer of the Company, and Robert M. Rubin, a director of the Company, for a 5-year lease on its Vancouver, Washington corporate office with an annual rate of $98. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance, and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. The lease qualifies for treatment as an operating lease.

      On May 17, 2002, the shareholders authorized the issuance of 600,000 shares of the Company's common stock to the Rubin Family Irrevocable Stock Trust with no monetary consideration received by the Company. Mr. Robert
      M. Rubin is an elected director of the Company and compensation expense for the fair market value of the stock on the date of issuance in the amount of $132 has been recognized in selling, general and administrative expenses.

3.    INVENTORIES

      Inventories are stated at market, which was lower than market. Cost is determined using the first-in, first-out (FIFO) method for parts inventories and the specific identification method for equipment inventories. Inventories consist of the following:

                                                     July 31,       July 31,
                                                       2002           2001
                                                     -------        -------
      Equipment (net of reserve allowances of
        $7,770 and $7,489 respectively):
            New equipment                            $13,834        $28,163
            Used equipment                             5,915          7,425

      Parts (net of reserve allowance of $286
        and $282 respectively)                         7,166          9,279
                                                     -------        -------
                                                     $26,915        $44,867
                                                     =======        =======

4.    FIXED ASSETS

      Fixed assets consist of the following:

                                                  July 31,         July 31,
                                                    2002             2001
                                                  --------         --------
      Property, plant, and equipment:
      Land                                        $    522         $    500
      Buildings                                      1,749            1,717
      Machinery and equipment                        3,137            3,997
      Office furniture and fixtures                  2,220            2,377
      Computer hardware and software                 1,501            1,453
      Vehicles                                       1,406            1,964
      Leasehold improvements                           960              958
                                                  --------         --------
                                                    11,495           12,966
      Less: accumulated depreciation                (8,061)          (7,382)
                                                  --------         --------
      Property, plant, and equipment (net)        $  3,434         $  5,584
                                                  ========         ========

      Rental equipment fleet                      $ 25,833         $ 28,889
      Less: accumulated depreciation                (7,137)          (6,862)
                                                  --------         --------
      Rental equipment (net)                      $ 18,696         $ 22,027
                                                  ========         ========

5.    BORROWINGS

      The Company has inventory floor plan financing arrangements with Case Credit Corporation, an affiliate of Case, for Case inventory and with other finance companies affiliated with other equipment manufacturers. The terms of these agreements generally include a one-month to twelve-month interest free term followed by a term during which interest is charged. Principal payments are generally due at the earlier of sale of the equipment or twelve to forty-eight months from the invoice date.

      The Company has a $50,000 inventory flooring and operating line of credit through Deutsche Financial Services (DFS). The agreement was amended as of October 31, 2000 with terms maturing December 31, 2001 and with a floating rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. This amendment waived all prior defaults under the agreement and established revised financial covenants to be measured at the Company's second and fourth quarters. In addition, the amendment included several, periodic mandatory reductions in the credit limit. Amounts may be advanced against the Company's assets, including accounts receivable, parts, new equipment, rental fleet, used equipment, real property, and vehicles. Interest payments on the outstanding balance are due monthly.

      As of June 21, 2002, the Company entered into a Forbearance Agreement with DFS under the terms of which DFS raised the interest rate to prime plus 4% while the Company is in default and required the Company to pay a $45 fee to DFS for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company is required to meet certain financial covenants and meet certain debt reduction schedules. At July 31, 2002, the Company was in technical default of the DFS Loan Agreement. The Company has requested, but has not obtained a waiver letter for the period July 31, 2002 or thereafter. Although DFS has not called the debt due to such defaults, there is no guarantee that DFS will not call this debt at any time after July 31, 2002.

      All floor plan debt is classified as current since the inventory to which it relates is generally sold within twelve months of the invoice date. The following table summarizes the inventory floor plan financing arrangements:

                                                                               July 31,
                                                           Maturity     ---------------------
                                         Interest Rate      Date          2002          2001
                                         -------------      ----        -------       -------
      Case Credit Corporation            Prime + 2%         8 - 48      $10,974       $14,237
                                             (6.75%)        months

      Deutsche Financial Services        Prime + 4.00%      12 - 36      41,322        53,384
                                             (8.75%)        months      -------       -------

                                                                        $52,296       $67,621
                                                                        =======       =======

      At July 31, 2002 and July 31, 2001, the Company was in technical default of the Deutsche Financial Services Loan Agreement. There is no guarantee that Deutsche Financial Services will not call this debt at any time after July 31, 2002. If DFS does call the debt, it will become immediately due and payable in full and the Company would not be able to continue operations. In addition, if the Company is unable to renew the DFS credit facility after December 31, 2001 or replace it with an equivalent or better credit facility, there are no assurances that the Company will have adequate credit facilities to continue its business.

      In December 2000, the Company completed the sale of $182 principal amount of 10% convertible promissory notes due December 31, 2001. In March 2001, the Company completed the sale of an additional $100 principal amount of 10% convertible promissory notes due December 31, 2001. The notes are convertible, at the option of the holders, into common stock at a minimum conversion price of $1.50 per share. The Company could at its option, redeem the notes at the principal amount plus accrued interest any time prior to December 31, 2001. The Company elected to redeem the notes and is currently paying off the principal and accrued interest balances thereof. The balance of the unpaid principal and accrued interest on the convertible notes as of July 31, 2002 is $218.

6.    INCOME TAXES

      The provision for income taxes is comprised of the following:


                                                    Year Ended
                                          -------------------------------
                                          July 31,    July 31,    July 31,
                                            2002        2001        2000
                                            ----        ----        ----
      Current:
          Federal                           $-0-        $278        $180
          State                               48          27          26
                                            ----        ----        ----
                                              48         305         206
                                            ----        ----        ----
      Deferred:
          Federal                            -0-           0         500
          State                              -0-           0          73
                                            ----        ----        ----
                                             -0-           0         573
                                            ----        ----        ----
      Total provision
          for income taxes                  $ 48        $305        $779
                                            ====        ====        ====

      The principal reasons for the variation from the customary relationship between income taxes at the statutory federal rate and that shown in the statement of operations were as follows:

                                                     Year Ended
                                            ------------------------------
                                            July 31,   July 31,   July 31,
                                              2002       2001       2000
                                              ----       ----       ----
      Statutory federal income tax rate      (34.0%)    (34.0%)    (34.0%)
      State income taxes, net of
           federal income tax benefit         (5.0%)     (4.3%)     (2.9%)
      Valuation allowance                     39.3%      38.3%      46.1%
      Other                                    0.2%       4.0%       2.9%
                                              ----       ----       ----
                                               0.5%       4.0%      12.1%
                                              ====       ====       ====

      Temporary differences and carry forwards which give rise to a significant portion of deferred tax assets and liabilities were as follows:

                                                               Year Ended
                                                          --------------------
                                                          July 31,     July 31,
                                                            2002         2001
                                                          -------      -------
      Net Current Deferred Tax Assets:
           Inventory                                      $ 2,804      $ 2,734
           Accounts receivable                                252          373
           Accrued vacation and bonuses                        75           83
           Other accruals                                      60           75
           NOL carryforward                                   -0-        5,997
                                                          -------      -------
           Current Deferred Tax Asset                       3,191        9,262
           Less-Valuation Allowance                        (3,191)      (6,721)
                                                          -------      -------
           Net Current Deferred Tax Asset                     -0-        2,541
                                                          -------      -------

      Net Long-Term Deferred Tax Assets (Liability):
           Fixed Assets                                    (2,542)      (2,385)
           Goodwill and intangibles                           774         (156)
           NOL carryforward                                 9,935          -0-
                                                          -------      -------
           Long-term Deferred Tax Asset (Liability)         8,167       (2,541)
           Less- Valuation Allowance                       (8,167)         -0-
                                                          -------      -------
           Net Long-term Deferred Tax Asset (Liability)   $     0      $(2,541)
                                                          =======      =======

      The valuation allowance primarily relates to the federal and state net operating losses for which utilization in future periods is uncertain. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. Based on the historical taxable income and projections for future taxable income over the periods that the deferred tax assets are deductible, the Company believes it is more likely than not that the Company will not realize the benefits of these deductible differences in the near future.

      As of July 31, 2002 the Company has approximately $29 million of federal net operating losses available to offset future taxable income, which if not utilized will expire in 2016 through 2021.

7.    STOCKHOLDERS' EQUITY

      STOCK OPTION PLANS

      Under the Company's 1995 Employee Stock Option Plan, key employees, officers, directors, and consultants of the Company can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 1,500,000 shares of the Company's common stock. The plan provides that the exercise price of incentive stock options be at least equal to 100 percent of the fair market value of the common stock on the date of grant. With respect to non-qualified stock options, the plan requires that the exercise price be at least 85 percent of fair value on the date such option is granted. Outstanding options expire no later than ten years after the date of grant.

      In December 1995, the Board of Directors adopted a stock option plan for non-employee directors under which each non-employee director is entitled to receive on August 1 of each year beginning August 1, 1996, options to purchase 2,500 shares of the Company's common stock at the fair market value of the stock at the date of grant. In January 1998, the Company's shareholders approved an amendment to this plan increasing the number of shares for which options are granted yearly to non-employee directors from 2,500 to 5,000. Outstanding options expire no later than ten years after the date of grant.

      The following summarizes the stock option transactions under the Company's stock option plans:

                                                                     Weighted
                                                         Shares       Average
                                                          (000)    Option Price
                                                         ------         ----
                  Options outstanding July 31, 1999:      1,513         4.56

                  Exercised                                 (50)        5.13
                  Surrendered                            (1,453)        4.64
                  Granted                                  --            --
                                                         ------         ----

                  Options outstanding July 31, 2000:         10         4.56

                  Exercised                                --            --
                  Surrendered -                            --
                  Granted                                 1,200         0.53
                                                         ------         ----

                  Options outstanding July 31, 2001       1,210         0.56

                  Exercised                                --            --
                  Surrendered                              --            --
                  Granted                                  --            --
                                                         ------         ----

      Options outstanding July 31, 2002                   1,210         0.56
                                                         ======         ====

      As allowed by SFAS 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), in accounting for its stock option plans. Under APB 25, the Company does not recognize compensation expense upon the issuance of its stock options because the option terms are fixed and the exercise price equals the market price of the underlying stock on the grant date. As required by SFAS, the Company has computed for pro-forma disclosure purposes the value of options granted using the Black-Scholes option pricing model. The weighted average assumptions used for stock option grants for fiscal years 2002, 2001, and 2000 were:

                                    FY02        FY01            FY00
                                    ----        ----            ----
      Risk free interest rate       N/A          4.35%       4.85-5.45%

      Expected dividend yield       N/A             0%               0%

      Expected life                 N/A        4 years          4 years

      Expected volatility           N/A        116.21%            93.31

      Adjustments for forfeitures are made as they occur. The options granted in FY01 were fully vested and exercisable as of July 31, 2001. The weighted average fair value per share of the options granted in fiscal years 2002, 2001, and 2000 are $-0-, $0.53, and $ -0-, respectively.

The following table sets forth the exercise prices, the number of options outstanding and exercisable, and the remaining contractual lives of the Company's stock options at July 31, 2002:

   ---------- ------------------- ------------------ ------------------ ------------------- ------------------
                                   Weighted Average   Weighted Average                       Weighted Average
    Exercise   Number of Options       Exercise         Contractual      Number of Options      Exercise
      Price       Outstanding           Price          Life Remaining       Exercisable           Price
   ---------- ------------------- ------------------ ------------------ ------------------- ------------------
     $4.375         10,000              $4.375             5.00                 10,000            $4.375
   ---------- ------------------- ------------------ ------------------ ------------------- ------------------
     $0.531        1,200,000            $0.531             8.50              1,200,000            $0.531
   ---------- ------------------- ------------------ ------------------ ------------------- ------------------

      If the Company had accounted for the compensation cost of these stock options issued to employees in accordance with SFAS 123, the Company's net loss and pro forma net loss and net loss per share and pro forma net loss per share would have been reported as follows.

      Year Ended July 31, 2002
      ------------------------
                                                     Basic       Diluted
                                    Net Loss         E.P.S.       E.P.S.
                                    ---------        -----        ------

      As Reported                   $ (10,019)      ($2.50)      ($2.50)
      Pro Forma                     $ (10,019)      ($2.50)      ($2.50)

      Year Ended July 31, 2001
      ------------------------
                                                     Basic       Diluted
                                    Net Loss         E.P.S.       E.P.S.
                                    --------         -----        ------

      As Reported                   $ (7,842)       ($2.30)      ($2.30)
      Pro Forma                     $ (8,162)       ($2.30)      ($2.40)

      Year Ended July 31, 2000
      ------------------------
                                                     Basic       Diluted
                                    Net Loss         E.P.S.       E.P.S.
                                    ---------        -----        ------

      As Reported                   $  (7,198)      ($2.18)      ($2.18)
      Pro Forma                     $  (7,206)      ($2.18)      ($2.18)

      The effects of applying SFAS 123 for providing pro forma disclosure for fiscal years 2002, 2001 and 2000 are not likely to be representative of the effects on reported net income and earnings per share for future years since additional option awards may be made each year.

8.    COMMITMENTS AND CONTINGENCIES

      The Company leases certain facilities under noncancelable lease agreements. As more fully described in Note 3, the building portion of some of the Company's facility leases qualify under SFAS 13 as "capital leases" (i.e., an acquisition of an asset and the incurrence of a liability). The remaining facility lease agreements have terms ranging from month-to-month to nine years and are accounted for as operating leases. Certain of the facility lease agreements provide for options to renew and generally require the Company to pay property taxes, insurance, and maintenance and repair costs. Total rent expense under all operating leases aggregated $1,535, $2,280, and $2,129 for the years ended July 31, 2002, 2001, and 2000, respectively.

      Assets recorded under capital leases are recorded in fixed assets and are as follows:


                                        July 31,     July 31,     July 31,
                                          2002         2001         2000
                                        -------      -------      -------
      Capitalized asset value           $ 1,043      $   937      $ 4,553
      Less accumulated amortization        (369)        (262)        (667)
                                        -------      -------      -------
                                        $   674      $   675      $ 3,886
                                        =======      =======      =======

      Net capitalized asset values are included in Property, Plant and Equipment. Future minimum lease payments under all noncancelable leases as of July 31, 2002, are as follows:

                                                         Capital   Operating
     Year ending July 31,                                 leases     leases
                                                          ------     ------
      2003                                                   134      1,534
      2004                                                   126      1,356
      2005                                                   108      1,090
      2006                                                   124        900
      2007                                                   132        900
      Thereafter                                           1,100      1,021
                                                          ------     ------
      Total annual lease payments                         $1,724     $6,801
                                                                     ======
      Less amount representing interest, with imputed
           interest rates ranging from 6% to 15%             770
                                                          ------
      Present value of minimum lease payments                954
      Less current portion                                    26
                                                          ------
      Long-term portion                                   $  928
                                                          ======

      The Company issues purchase orders to Case Corporation for equipment purchases. Upon acceptance by Case, these purchases become noncancelable by the Company. As of July 31, 2002, such purchase commitments totaled $4,100,951.

      The Company is involved in various legal proceedings which are incidental to the industry and for which certain matters are covered in whole or in part by insurance or, otherwise, the Company has recorded accruals for estimated settlements. Management believes that any liability which may result from these proceedings will not have a material adverse effect on the Company's consolidated financial statements.

9.    SEGMENT INFORMATION

      In fiscal 1999, the Company adopted Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information," which requires the reporting of certain financial information by business segment. For the purpose of providing segment information, management believes that all of the Company's operations consist of one segment. However, the Company evaluates performance based on revenue and gross margin of three distinct business components. Revenue and gross margin by component are summarized as follows:

    -------------------- --------------- --------------- ---------------
     Business Component    Year Ended      Year Ended      Year Ended
       Net Revenues       July 31, 2002   July 31, 2001   July 31, 2000
    -------------------- --------------- --------------- ---------------
    Equipment Sales        $  73,909        $  84,065       $  92,513
    -------------------- --------------- --------------- ---------------
    Equipment Rental           5,747           20,817          26,334
    -------------------- --------------- --------------- ---------------
    Product Support           28,332           35,020          36,790
    -------------------- --------------- --------------- ---------------
        Totals             $ 107,988        $ 139,902       $ 155,637
    -------------------- --------------- --------------- ---------------

    -------------------- --------------- --------------- ---------------
     Business Component    Year Ended      Year Ended      Year Ended
       Gross Margins      July 31, 2002   July 31, 2001   July 31, 2000
    -------------------- --------------- --------------- ---------------
    Equipment Sales        $   2,360        $    (641)      $    (66)
    -------------------- --------------- --------------- ---------------
    Equipment Rental             727            4,566          5,556
    -------------------- --------------- --------------- ---------------
    Product Support            4,676            5,895          6,048
    -------------------- --------------- --------------- ---------------
        Totals             $   7,763        $   9,820       $ 11,538
    -------------------- --------------- --------------- ---------------

      There are no inter-segment revenues. Asset information by reportable segment is not reported, since the Company does not produce such information internally.

10.   UNAUDITED QUARTERLY CONSOLIDATED FINANCIAL DATA

                                                               Quarter
                                          ----------------------------------------------------       Total
                                            First        Second        Third          Fourth          Year
                                          ---------     ---------     ---------      ---------      ---------
Fiscal 2002:

      Net sales                           $  28,499     $  26,229      $  25,568      $  27,692      $ 107,988
      Gross Profit                            4,117         2,850          2,538         (1,742)         7,763
      Net income (loss)                         357          (766)          (721)        (8,889)       (10,019)
      Basic income (loss) per share            0.10         (0.22)         (0.21)         (2.17)         (2.50)
      Diluted income (loss) per share          0.10         (0.22)         (0.21)         (2.17)         (2.50)


                                                               Quarter
                                          ----------------------------------------------------       Total
                                            First        Second        Third          Fourth          Year
                                          ---------     ---------     ---------      ---------      ---------
Fiscal 2001:

      Net sales                           $  37,783     $  34,299     $  33,641      $  34,179      $ 139,902
      Gross Profit                            4,858         2,957         2,358           (353)         9,820
      Net income (loss)                         461         1,695        (5,119)        (4,879)        (7,842)
      Basic income (loss) per share            0.14          0.51         (1.53)         (1.42)         (2.30)
      Diluted income (loss) per share          0.14          0.51         (1.53)         (1.42)         (2.30)

      During the fourth quarter of fiscal 2002, the Company recorded four adjustments which in the aggregate reduced net income by $9.3 million and gross profit by $3.8 million in the quarter. Refer to Note 1 of the financial statements for additional disclosure of each individual adjustment. These adjustments included (1) a $3,796 adjustment to increase the inventory valuation allowance recorded at the end of the third quarter of 2002, (2) the impairment of goodwill aggregating $2,525, (3) the elimination of $1,983 of recorded financing discounts, and (4) the write-off of property, plant and equipment aggregating $953.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Western Power & Equipment Corp.

We have audited the accompanying consolidated balance sheet of Western Power & Equipment Corp. (a Delaware Corporation) as of July 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Western Power & Equipment Corp. as of July 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operations and has a working capital deficit for the year ended July 31, 2002. Further, as discussed in Note 5 to the financial statements, the Company is in technical default of its loan agreement and has not obtained a waiver or revisions to the agreement from the financial institution. Accordingly, the financial institution at any time may call the outstanding borrowings, which aggregated $41.3 million at July 31, 2002. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.


                                                /s/ Moss Adams LLP
                                                --------------------------
                                                MOSS ADAMS LLP
Beaverton, Oregon
October 15, 2002

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Western Power & Equipment Corp.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Western Power & Equipment Corp. and its subsidiary at July 31, 2001, and the results of their operations and their cash flows for each of the two years in the period ended July 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operations and has a working capital deficit at July 31, 2001. Further, as discussed in Note 5 to the financial statements, the Company is in technical default of its loan agreement and has not obtained a waiver or revisions to the agreement from the financial institution. Accordingly, the financial institution at any time may call the outstanding borrowings, which aggregated $53.4 million at July 31, 2001. Such factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.



PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
October 6, 2001

                        REPORT OF INDEPENDENT ACCOUNTANTS
                          FINANCIAL STATEMENT SCHEDULE


To the Board of Directors and
Stockholders of Western Power & Equipment Corp.

Our audits of the consolidated financial statements referred to in our report dated October 15, 2002 appearing on page F-17 of this Annual Report on Form 10-K/A2 also included an audit of the financial statement schedules listed in
Item 14(a)(2) of this Form 10-K/A2. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.




MOSS ADAMS LLP
Beaverton, Oregon
October 15, 2002

                        Report of Independent Accountants
                          Financial Statement Schedule


To the Board of Directors and Stockholders of Western Power & Equipment Corp.


Our audits of the consolidated financial statements as of July 31, 2001 and for each of the two years in the period ended July 31, 2001 referred to in our report dated October 6, 2001 appearing on page F-18 of this Annual Report on Form 10-K/A2 also included an audit of the financial statement schedule for the year ended July 31, 2001 listed in Item 14(a)(2) of this Form 10-K/A2. In our opinion, this financial statement schedule for the year ended July 31, 2001 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
October 6, 2001

                         WESTERN POWER & EQUIPMENT CORP.

VALUATION AND QUALIFYING ACCOUNTS
                For the Fiscal Years Ended July 31, 2002 and 2001

                             (Dollars in Thousands)

                                       Balance at      Charged to   Charged to                       Balance at
                                        Beginning      Costs and      Other                            End of
          Description                   of Period       Expenses     Accounts        Deductions        Period
          -----------                   ---------       --------     --------        ----------        ------
Accounts Receivable Reserve:

  Fiscal year ended July 31, 2002        $   948        $   119        $  --          $  (421)        $   646

  Fiscal year ended July 31, 2001            563            544           --             (159)            948

Inventory Reserve:
  Fiscal year ended July 31, 2002          7,771          6,616           --           (6,331)          8,056

  Fiscal year ended July 31, 2001          5,052          4,106           --           (1,387)          7,771

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          WESTERN POWER & EQUIPMENT CORP.


                                          By:/S/ C. Dean McLain
                                          ------------------------------------
                                          C. Dean McLain, President and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                           Title                           Date
---------                           -----                           ----


/S/ C. Dean McLain             President, Chief               November 27, 2002
-------------------------      Executive Officer,
 C. Dean McLain                and Chairman


/S/ Mark J. Wright             Vice President of Finance,     November 27, 2002
-------------------------      Chief Financial and Principal
 Mark J. Wright                Accounting Officer,
                               Treasurer and Secretary


/S/ Robert M. Rubin            Director                       November 27, 2002
-------------------------
 Robert M. Rubin


/S/ Dr. Seymour Kessler        Director                       November 27, 2002
-------------------------
Dr. Seymour Kessler


/S/ Allen Perres               Director                       November 27, 2002
-------------------------
Allen Perres

I, C. Dean McLain, certify that:

     1. I have reviewed this annual report on Form 10-K/A of Western Power & Equipment Corp.;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;


Date: November 27, 2002


/s/ C. Dean McLain
-------------------------------------
Chief Executive Officer and President

I, Mark J. Wright, certify that:

     1. I have reviewed this annual report on Form 10-K/A of Western Power & Equipment Corp.;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;


Date: November 27, 2002


/s/ Mark J. Wright
-------------------------------------
Chief Financial Officer and Vice President of Finance

                                                                    EXHIBIT 21
                                                                    ----------

                           SUBSIDIARIES OF THE COMPANY



            1. Western Power & Equipment Corp., an Oregon corporation (100% owned by the Company).

                                                                      EXHIBIT 23
                                                                      ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Western Power & Equipment Corp. of our report dated October 15, 2002 relating to the financial statements and the financial schedules which appear in this Form 10-K/A2.



MOSS ADAMS LLP

Beaverton, Oregon
November 27, 2002

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Western Power & Equipment Corp. of our report dated October 6, 2001 relating to the financial statements and the financial schedules which appear in this Form 10-K/A2.



PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
November 27, 2002

                                                                      Exhibit 99
                                                                      ----------


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





In connection with the Annual Report on Form 10-K/A2 of Western Power & Equipment Corp. (the "Company") for the period ending July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, C. Dean McLain, Chief Executive Officer of the Company, certify, based on my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:


          (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




C. Dean McLain
Chief Executive Officer
November 27, 2002

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





In connection with the Annual Report on Form 10-K/A2 of Western Power & Equipment Corp. (the "Company") for the period ending July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark J. Wright, Chief Financial Officer of the Company, certify, based on my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:


          (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Mark J. Wright
Chief Financial Officer
November 27, 2002